UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Qurate Retail, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

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12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300
April 14, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 annual meeting of stockholders of Qurate Retail, Inc. (Qurate Retail) to be held at 8:15 a.m., Mountain time, on May 25, 2021. Due to concerns about the coronavirus, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 25, 2021.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning the proxy card if you received a paper copy of the proxy materials by mail. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in Qurate Retail.
Very truly yours,
Michael A. George
President and Chief Executive Officer
The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 15, 2021, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

QURATE RETAIL, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 25, 2021
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Qurate Retail, Inc. (Qurate Retail) to be held at 8:15 a.m., Mountain time, on May 25, 2021. Due to concerns about the coronavirus (COVID-19), this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 25, 2021. At the annual meeting, you will be asked to consider and vote on the following proposals:
1.
A proposal (which we refer to as the election of directors proposal) to elect Richard N. Barton, Michael A. George and Gregory B. Maffei to continue serving as Class II members of our board until the 2024 annual meeting of stockholders or their earlier resignation or removal; and

2.
A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on March 31, 2021, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. If you have any questions with respect to accessing this list, please contact Qurate Retail Investor Relations at (866) 876-0461. The holders of record of our 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (QRTEP), are not entitled to any voting powers, except as specified in the Certificate of Designations relating to QRTEP or as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal for inclusion in the proxy materials and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
Votes may be cast electronically during the annual meeting via the Internet or by proxy prior to the meeting by telephone, via the Internet, or by mail.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 25, 2021: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2020 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
By order of the board of directors,
Katherine C. Jewell
Assistant Vice President and Secretary
Englewood, Colorado
April 14, 2021
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS BY MAIL.

PROXY STATEMENT SUMMARY
2021 ANNUAL MEETING OF STOCKHOLDERS

WHEN
8:15 a.m., Mountain time, on May 25, 2021
WHERE
The annual meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021
RECORD DATE
5:00 p.m., New York City time, on
March 31, 2021

ITEMS OF BUSINESS
1.
Election of directors proposal—To elect Richard N. Barton, Michael A. George and Gregory B. Maffei to continue serving as Class II members of our board until the 2024 annual meeting of stockholders or their earlier resignation or removal.

2.
Auditors ratification proposal—To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.

Such other business as may properly come before the annual meeting.
WHO MAY VOTE
Holders of shares of QRTEA and QRTEB. Holders of shares of QRTEP are NOT eligible to vote at the annual meeting.

PROXY VOTING Stockholders of record on the record date are entitled to vote by proxy in the following ways:
By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card
ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors proposal	✓ FOR EACH NOMINEE	9
Auditors ratification proposal	✓ FOR	15
 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

QURATE RETAIL, INC.
a Delaware corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2021 Annual Meeting of Stockholders to be held at 8:15 a.m., Mountain time, on May 25, 2021, or at any adjournment or postponement of the annual meeting. Due to concerns about COVID-19, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (QRTEA), and Series B common stock, par value $0.01 per share (QRTEB). The holders of our 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (QRTEP), are not entitled to any voting powers, except as specified in the Certificate of Designations relating to QRTEP or as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting. We refer to QRTEA and QRTEB together as our common stock. We refer to our common stock together with QRTEP as our capital stock.
THE ANNUAL MEETING
Notice and Access of Proxy Materials
We have elected, in accordance with the Securities and Exchange Commission’s “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about April 15, 2021. The proxy materials will first be made available to our stockholders on or about the same date.
The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Broadridge, at (888) 789-8461 (outside the United States (626) 427-6421). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Time, Place and Date
The annual meeting of stockholders is to be held at 8:15 a.m., Mountain time, on May 25, 2021. Due to concerns about COVID-19, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 25, 2021.
QURATE RETAIL, INC.  2021 PROXY STATEMENT | 1

Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:
•
the election of directors proposal, to elect Richard N. Barton, Michael A. George and Gregory B. Maffei to continue serving as Class II members of our board until the 2024 annual meeting of stockholders or their earlier resignation or removal; and

•
the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
Quorum
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. Virtual attendance at the annual meeting also constitutes presence in person for purposes of quorum at the meeting. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “— Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on March 31, 2021 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
Votes Required
Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to office.
Approval of the auditors ratification proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Virtual attendance at the annual meeting also constitutes presence in person for purposes of each required vote.
Votes You Have
At the annual meeting, holders of shares of QRTEA will have one vote per share and holders of shares of QRTEB will have ten votes per share, in each case, that our records show are owned as of the record date. Holders of QRTEP will NOT be eligible to vote at the annual meeting.
Recommendation of Our Board of Directors
Our board of directors has unanimously approved each of the proposals for inclusion in the proxy materials and recommends that you vote “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.

Shares Outstanding
As of the record date, 382,235,148 shares of QRTEA and 29,353,492 shares of QRTEB were issued and outstanding and entitled to vote at the annual meeting.
2 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

THE ANNUAL MEETING
Number of Holders
There were, as of the record date, 2,307 and 65 record holders of QRTEA and QRTEB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
Holders of record of our common stock as of the record date may vote via the Internet at the annual meeting or prior to the annual meeting by telephone or through the Internet. Alternatively, if they received a paper copy of the proxy materials by mail, they may give a proxy by completing, signing, dating and returning the proxy card by mail.
Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/QRI2021. To enter the annual meeting, holders will need the 16-digit control number that is printed on their Notice or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 25, 2021.
Instructions for voting prior to the annual meeting by using the Internet are printed on the Notice or the proxy voting instructions attached to the proxy card. In order to vote prior to the annual meeting through the Internet, holders should have their Notices or proxy cards available so they can input the required information from the Notice or proxy card, and log onto the Internet website address shown on the Notice or proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” the auditors ratification proposal.
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and will have the same effect as a vote “AGAINST” the auditors ratification proposal.
If you do not submit a proxy or you do not vote at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
General
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients without specific instructions from their clients with respect to numerous matters, including, in our case, the election of directors proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes
Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.
QURATE RETAIL, INC.  2021 PROXY STATEMENT | 3

Voting Procedures for Shares Held in the Liberty Media 401(k) Savings Plan
If you hold QRTEA shares through your account in the Liberty Media 401(k) Savings Plan, the trustee for such plan is required to vote your shares as you specify. To allow sufficient time for the trustee to vote your shares, your voting instructions must be received by 11:59 p.m., New York City time, on May 20, 2021. To vote such shares, please follow the instructions provided by the trustee for such plan.
Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by attending the annual meeting online and voting via the Internet at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or later-dated proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on May 24, 2021 for shares held directly and 11:59 p.m., New York City time, on May 20, 2021 for shares held in the Liberty Media 401(k) Savings Plan.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Solicitation of Proxies
We are soliciting proxies by means of our proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact Qurate Retail Investor Relations at (866) 876-0461 or Broadridge at (888) 789-8461 (outside the United States (626) 427-6421).
Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
4 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our capital stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of each series of our capital stock. All of such information is based on publicly available filings, unless otherwise known to us from other sources.
The security ownership information is given as of February 28, 2021 and, in the case of percentage ownership information, is based upon (1) 381,048,032 QRTEA shares, (2) 29,366,492 QRTEB shares and (3) 12,513,799 QRTEP shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all QRTEA and QRTEB shares.
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
John C. Malone c/o Qurate Retail, Inc. 12300 Liberty Boulevard Englewood, CO 80112	QRTEA	1,199,802(1)	*	41.2
	QRTEB	27,655,931(1)	94.2
	QRTEP	865,555(1)	6.9
Gregory B. Maffei c/o Qurate Retail, Inc. 12300 Liberty Boulevard Englewood, CO 80112	QRTEA	5,160,845(2)	1.4	6.3
	QRTEB	3,919,413(2)	12.0
	QRTEP	164,373(2)	1.3
Dodge & Cox 555 California Street 40th Floor San Francisco, CA 94104	QRTEA	59,343,040(3)	15.6	8.4
	QRTEB	—	—
	QRTEP	—	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	QRTEA	34,681,568(4)	9.1	*
	QRTEB	—	—
	QRTEP	—	—
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	QRTEA	22,609,716(5)	5.9	2.2
	QRTEB	—	—
	QRTEP	—	—

*
Less than one percent

(1)
Information with respect to shares of our capital stock beneficially owned by Mr. Malone, a director of our board, is also set forth in “— Security Ownership of Management.”

(2)
Information with respect to shares of our capital stock beneficially owned by Mr. Maffei, our Chairman of the Board, is also set forth in “— Security Ownership of Management.”

(3)
Based on Amendment No. 4 to Schedule 13G, filed February 11, 2021, by Dodge & Cox, which states that, with respect to QRTEA, Dodge & Cox has sole voting power over 56,635,070 shares and sole dispositive power over 59,343,040 shares.

(4)
Based on Amendment No. 4 to Schedule 13G, filed February 10, 2021, by The Vanguard Group (Vanguard), which states that, with respect to QRTEA, Vanguard has shared voting power over 271,882 shares, sole dispositive power over 34,085,163 shares and shared dispositive power over 596,405 shares.

(5)
Based on Schedule 13G, filed February 12, 2021, jointly by Ameriprise Financial, Inc. (Ameriprise) and Columbia Management Investment Advisers, LLC (Columbia), which states that, with respect to QRTEA, Ameriprise has shared voting power over 15,033,592 shares and shared dispositive power over 22,609,716 shares and Columbia has shared voting power over 13,851,020 shares and shared dispositive power over 21,416,810 shares.

QURATE RETAIL, INC.  2021 PROXY STATEMENT | 5

Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers (as defined herein) and by all of our directors and executive officers as a group of shares of QRTEA, QRTEB and QRTEP. The security ownership information with respect to our capital stock is given as of February 28, 2021 and, in the case of percentage ownership information, is based upon (1) 381,048,032 QRTEA shares, (2) 29,366,492 QRTEB shares and (3) 12,513,799 QRTEP shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all QRTEA and QRTEB shares.
Shares of capital stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of QRTEB, though convertible on a one-for-one basis into shares of QRTEA, are reported as beneficial ownership of QRTEB only, and not as beneficial ownership of QRTEA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of February 28, 2021. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Gregory B. Maffei Chairman of the Board and Director	QRTEA	5,160(1)(2)	1.4	6.3
	QRTEB	3,919(1)	12.0
	QRTEP	164(3)	1.3
Michael A. George President, Chief Executive Officer and Director	QRTEA	6,376(1)	1.7	*
	QRTEB	—	—
	QRTEP	80	*
John C. Malone Director	QRTEA	1,200(3)(4)(5)	*	41.2
	QRTEB	27,656(4)(6)(7)	94.2
	QRTEP	866(3)(4)(5)(6)	6.9
Richard N. Barton Director	QRTEA	141(1)(8)	*	*
	QRTEB	—	—
	QRTEP	**(8)	*
Fiona P. Dias Director	QRTEA	33(9)	*	*
	QRTEB	—	—
	QRTEP	**(9)	*
M. Ian G. Gilchrist Director	QRTEA	125(1)	*	*
	QRTEB	—	—
	QRTEP	—	—
Evan D. Malone Director	QRTEA	69	*	*
	QRTEB	—	—
	QRTEP	2	*
David E. Rapley Director	QRTEA	94(1)	*	*
	QRTEB	—	—
	QRTEP	**	*
Larry E. Romrell Director	QRTEA	195(1)	*	*
	QRTEB	**	*
	QRTEP	1(1)	*
6 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Mark C. Vadon Director	QRTEA	464(1)	*	*
	QRTEB	—	—
	QRTEP	**	*
Andrea L. Wong Director	QRTEA	70(1)	*	*
	QRTEB	—	—
	QRTEP	1	*
Renee L. Wilm Chief Legal Officer and Chief Administrative Officer	QRTEA	4	*	*
	QRTEB	—	—
	QRTEP	**	*
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer	QRTEA	337(1)	*	*
	QRTEB	—	—
	QRTEP	5	*
Albert E. Rosenthaler Chief Corporate Development Officer	QRTEA	844(1)(3)	*	*
	QRTEB	—	—
	QRTEP	5(3)	*
All directors and executive officers as a group (14 persons)	QRTEA	15,112(1)(2)(3)(4)(5)(8)(9)	3.9	46.4
	QRTEB	31,576(1)(4)(6)(7)	96.8
	QRTEP	1,127(1)(3)(4)(5)(6)(8)(9)	9.0

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2021.

	QRTEA	QRTEB	QRTEP
Gregory B. Maffei	352,707	3,243,486	—
Michael A. George	3,970,283	—	—
Richard N. Barton	140,623	—	—
M. Ian G. Gilchrist	124,634	—	—
David E. Rapley	77,921	—	—
Larry E. Romrell	155,846	—	1,204
Mark C. Vadon	451,398	—	—
Andrea L. Wong	27,746	—	—
Brian J. Wendling	265,727	—	—
Albert E. Rosenthaler	657,191	—	—
Total	6,224,076	3,243,486	1,204

(2)
Includes 1,749,497 QRTEA shares pledged to Morgan Stanley Private Bank, National Association in connection with a loan facility.

(3)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

	QRTEA	QRTEP
Gregory B. Maffei	14,189	279
John C. Malone	5,896	64
Albert E. Rosenthaler	27,318	554
Total	47,403	897

(4)
Includes 376,260 QRTEA shares, 852,358 QRTEB shares and 129,357 QRTEP shares held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(5)
Includes (i) 800,000 QRTEA shares and 722,367 QRTEP shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) in connection with a margin loan facility, (ii) 17,646 QRTEA shares pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility and (iii) 376,260 QRTEA shares and 27,357 QRTEP shares pledged to Merrill Lynch in connection with a margin loan facility.

(6)
Includes 458,946 QRTEB shares and 13,767 QRTEP shares held by two trusts which are managed by an independent trustee, of

QURATE RETAIL, INC.  2021 PROXY STATEMENT | 7

which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.
(7)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone’s wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned Qurate Retail’s predecessor its rights under this call agreement. We have since succeeded to these rights. As a result, we have the right, under certain circumstances, to acquire QRTEB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their QRTEB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of QRTEB after conversion to shares of QRTEA) and except for transfers made in compliance with our call rights.

(8)
Includes 66 QRTEA shares and 1 QRTEP share held by the Barton Descendants’ Trust 12/30/2004 over which Mr. Barton has investment power but not voting power.

(9)
Includes 9,045 restricted stock units with respect to QRTEA shares, 269 restricted stock units with respect to QRTEP shares, and 3,460 dividend equivalent stock unit rights with respect to QRTEA shares. Upon the completion of our acquisition of HSN, Inc., Qurate Retail assumed Ms. Dias’s outstanding deferred stock units with respect to HSN, Inc. common stock and converted such deferred stock units into 9,045 restricted stock units with respect to QRTEA shares and dividend equivalent rights have subsequently accrued on such restricted stock units in connection with special dividends paid on Qurate Retail’s common stock and quarterly dividends paid on QRTEP. Ms. Dias’s restricted stock units and dividend equivalent stock unit rights will vest upon her termination of service from the board of directors.

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
8 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Our board of directors currently consists of eleven directors, divided among three classes. Our Class II directors, whose term will expire at the 2021 annual meeting, are Richard N. Barton, Michael A. George and Gregory B. Maffei. These directors are nominated for election to our board to continue serving as Class II directors, and we have been informed that Messrs. Barton, George and Maffei are each willing to continue serving as a director of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2024. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2022, are John C. Malone, M. Ian G. Gilchrist, Mark C. Vadon and Andrea L. Wong. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2023, are Fiona P. Dias, Evan D. Malone, David E. Rapley and Larry E. Romrell.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the three nominees for election as directors at the annual meeting and the eight directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. For additional information on our board’s evaluation of director candidates or incumbent directors seeking re-election, see “Management and Governance Matters—Committees of the Board of Directors—Nominating and Corporate Governance Committee—Director Candidate Identification Process.” All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our capital stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
Nominees for Election as Directors
Richard N. Barton
•
Age: 53

•
A director of our company.

•
Professional Background: Mr. Barton has served as a director of our company since December 2016. Mr. Barton is a co-founder and has been Chief Executive Officer of Zillow Group, Inc. (Zillow Group) since February 2019 and was also its Chief Executive Officer from December 2004 to September 2010. Mr. Barton also co-founded Glassdoor, Inc. (Glassdoor) and served as its Non-Executive Chairman from June 2007 through June 2018. Mr. Barton served as a venture partner at Benchmark Capital, a venture capital firm, from 2005 through 2018. Mr. Barton founded Expedia as a group within Microsoft Corporation (Microsoft) in 1994, which was spun out as Expedia, Inc. in 1999. Mr. Barton served as Expedia, Inc.’s Chief Executive Officer and President from 1999 to 2003.

•
Other Public Company Directorships: Mr. Barton has been a member of Zillow Group’s board of directors since its founding in December of 2004 and was its Executive Chairman from September 2010 to February 2019. Mr. Barton has served on the board of directors of Netflix, Inc. since 2002, Altimeter Growth Corp. since September 2020, and Altimeter Growth Corp. 2 since January 2021 and served as Non-Executive Chairman of Glassdoor from June 2007 through June 2018. Mr. Barton also served on the board of directors of Expedia, Inc. from 1999 to 2003. Mr. Barton served on the board of directors of Ticketmaster from December 2001 to August 2002.

•
Board Membership Qualifications: Mr. Barton brings to our board a broad range of relevant leadership and technical skills resulting from his roles as a founder and former chief executive officer of companies in the

QURATE RETAIL, INC.  2021 PROXY STATEMENT | 9

mobile and Internet industries. Mr. Barton also provides experience in launching and promoting new technologies and marketing internet-based products to consumers.
Michael A. George
•
Age: 59

•
Chief Executive Officer, President and a director of our company.

•
Professional Background: Mr. George has served as Chief Executive Officer and President of our company since March 2018 and as a director of our company since September 2011. He has served as the President of QVC, Inc. (QVC), a subsidiary of our company, since November 2005 and as its Chief Executive Officer since April 2006. Mr. George also serves on the board of directors of several non-profit organizations. Mr. George previously held various positions with Dell, Inc. (Dell) from March 2001 to November 2005, most notably as the chief marketing officer and general manager of Dell’s U.S. consumer business.

•
Other Public Company Directorships: Mr. George has served as a director of Ralph Lauren Corporation since May 2018 and served as a director of Brinker International, Inc. from March 2013 to November 2019.

•
Board Membership Qualifications: Mr. George brings to our board significant experience with commerce, retail and technology businesses based on his current executive position with QVC and his prior experience with Dell, as well as in his capacity as a senior partner at McKinsey & Company, Inc. His background and executive experience assist the board in evaluating strategic opportunities in the e-commerce and retail industries.

Gregory B. Maffei
•
Age: 60

•
Chairman of the Board and a director of our company.

•
Professional Background: Mr. Maffei has served as Chairman of the Board of our company since March 2018 and as a director of our company since November 2005. He has also served as our company’s President and Chief Executive Officer from February 2006 to March 2018 and CEO-Elect from November 2005 through February 2006. Mr. Maffei has served as the President and Chief Executive Officer and a director of Liberty Media Corporation (Liberty Media) (including its predecessor) since May 2007, Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since July 2013, Liberty Broadband Corporation (Liberty Broadband) since June 2014 and Liberty Media Acquisition Corporation (LMAC) since November 2020. Mr. Maffei also served as the President and Chief Executive Officer of GCI Liberty, Inc. (GCI Liberty) from March 2018 until its combination with Liberty Broadband in December 2020. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman, President and Chief Executive Officer of 360networks Corporation (360networks), and Chief Financial Officer of Microsoft.

•
Other Public Company Directorships: Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015, (iii) a director of Liberty Broadband since June 2014 and (iv) a director of LMAC since November 2020. He has served as (i) the Chairman of the Board of Sirius XM Holdings Inc. (Sirius XM) since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (iv) a director of Charter Communications, Inc. (Charter) since May 2013 and (v) a director of Zillow Group since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as (i) a director of GCI Liberty from March 2018 until December 2020, (ii) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (iii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iv) a director of Electronic Arts, Inc. from June 2003 to July 2013, (v) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (vi) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.

•
Board Membership Qualifications: Mr. Maffei brings to our board significant financial and operational experience based on his current senior policy making positions at our company, LMAC, Liberty Media, Liberty TripAdvisor and Liberty Broadband, and his previous executive positions at GCI Liberty, Oracle, 360networks and Microsoft, as well as his public company board experience. He provides our board with an

10 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
executive leadership perspective on the strategic planning for, and operations and management of, large public companies and risk management principles.
Directors Whose Term Expires in 2022
John C. Malone
•
Age: 80

•
A director of our company.

•
Professional Background: Mr. Malone has served as a director of our company, including its predecessors, since its inception in 1994, and served as our company’s Chairman of the Board from its inception in 1994 to March 2018 and Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

•
Other Public Company Directorships: Mr. Malone has served as (i) Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (ii) the Chairman of the Board of Liberty Broadband since November 2014, (iii) the Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI), LGP’s predecessor, from June 2005 to June 2013, Chairman of the Board of LGI’s predecessor, Liberty Media International, Inc. (LMI) from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005 and (iv) a director of Discovery Inc., which was formerly known as Discovery Communications, Inc. (Discovery Communications), since September 2008 and a director of Discovery Communications’ predecessor, Discovery Holding Company, from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008. Previously, he served as (i) Chairman of the Board of GCI Liberty from March 2018 until December 2020, (ii) a director of Liberty Latin America Ltd. from December 2017 to December 2019, (iii) Chairman of the Board of Liberty Expedia Holdings, Inc. (Liberty Expedia) from November 2016 to July 2019 (iv) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (v) a director of Charter from May 2013 to July 2018, (vi) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (vii) Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (viii) a director of Sirius XM from April 2009 to May 2013, (ix) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (x) a director of Live Nation from January 2010 to February 2011, (xi) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010 and (xii) a director of IAC/InterActiveCorp from May 2006 to June 2010.

•
Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded our former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

M. Ian G. Gilchrist
•
Age: 71

•
A director of our company.

•
Professional Background: Mr. Gilchrist has served as a director of our company since July 2009. Mr. Gilchrist served as a director and the President of Trine Acquisition Corp. from March 2019 to December 2020. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

•
Other Public Company Directorships: Mr. Gilchrist has served as a director of Liberty Media (including its predecessor) since September 2011. Mr. Gilchrist served as a director of Trine Acquisition Corp. from March 2019 to December 2020.

•
Board Membership Qualifications: Mr. Gilchrist’s field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to our board significant financial expertise and a unique perspective on the company

QURATE RETAIL, INC.  2021 PROXY STATEMENT | 11

and the media and telecommunications sector. He is also an important resource with respect to the financial services firms that our company engages from time to time.
Mark C. Vadon
•
Age: 51

•
A director of our company.

•
Professional Background: Mr. Vadon has served as a director of our company since October 2015. Mr. Vadon co-founded zulily, inc., now known as Zulily, LLC (Zulily), and previously served as Chairman of Zulily’s board of directors from October 2009 until October 2015 when we completed the acquisition of Zulily. In addition, Mr. Vadon served as Chairman of the Board of chewy.com, an internet retailer of pet food, from August 2014 to May 2017. Since 2013, Mr. Vadon also has served as a board member of the Vadon Foundation.

•
Other Public Company Directorships: Mr. Vadon served on the board of directors of The Home Depot, Inc. from August 2012 to May 2019. From May 1999 to February 2008, Mr. Vadon was Chief Executive Officer of Blue Nile, Inc., which he founded in 1999 and also served as its Chairman of the board of directors from May 1999 to December 2013.

•
Board Membership Qualifications: Mr. Vadon brings extensive experience and in-depth knowledge of commerce, retail and technology businesses to our board based on his prior public company experience in senior policy-making positions at Zulily and at Blue Nile, Inc. as its Chief Executive Officer. His background and executive experience assist the board in evaluating strategic opportunities in the e-commerce and retail industries.

Andrea L. Wong
•
Age: 54

•
A director of our company.

•
Professional Background: Ms. Wong has served as a director of our company since April 2010. Ms. Wong served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment from September 2011 to March 2017. She previously served as President and Chief Executive Officer of Lifetime Entertainment Services from 2007 to April 2010. Ms. Wong also served as an Executive Vice President with ABC, Inc., a subsidiary of The Walt Disney Company, from 2003 to 2007.

•
Other Public Company Directorships: Ms. Wong has served as a director of Liberty Media (including its predecessor) since September 2011, as a director of Hudson Pacific Properties, Inc. since August 2017, as a director of Roblox Corporation since August 2020 and as a director of Oaktree Acquisition Corp. II since September 2020. Ms. Wong served as a director of Oaktree Acquisition Corp. from July 2019 to January 2021, as a director of Social Capital Hedosophia Holdings Corp. from September 2017 to October 2019 and as a director of Hudson’s Bay Company from September 2014 to March 2020.

•
Board Membership Qualifications: Ms. Wong brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development and production, brand enhancement and marketing brings a pragmatic and unique perspective to our board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of our board.

Directors Whose Term Expires in 2023
Fiona P. Dias
•
Age: 55

•
A director of our company.

•
Professional Background: Ms. Dias has served as a director of our company since December 2017, having been appointed to our board in connection with the closing of the HSN, Inc. acquisition and pursuant to the terms of the merger agreement for the transaction. She has served as Principal Digital Partner at Ryan

12 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Retail Consulting, LLC, a global consulting firm, since January 2015. She also served as Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014 and as Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior thereto, she was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Pennzoil-Quaker State Company and The Procter & Gamble Company.
•
Other Public Company Directorships: Ms. Dias has served on the board of directors of Realogy Holdings Corp., a real estate brokerage company, since June 2013. She previously served on the board of directors of (i) Advance Auto Parts, Inc. from September 2009 to May 2019, (ii) HSN, Inc. from July 2016 to December 2017 and (iii) Choice Hotels International, Inc. from November 2004 to April 2012.

•
Board Membership Qualifications: Ms. Dias brings to our board significant experience in senior policy-making roles both as a member of other public company boards and as a senior marketing executive. She also brings extensive experience in digital commerce, marketing and managing consumer and retail brands.

Evan D. Malone
•
Age: 50

•
A director of our company.

•
Professional Background: Dr. Malone has served as a director of our company since August 2008. Since June 2009, he has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development, and business acceleration services. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Since November 2016, he has served as director and president of the NextFab Foundation, an IRS 501(c)(3) private operating foundation, which provides manufacturing-related technology and education to communities affected by economic or humanitarian distress.

•
Other Public Company Directorships: Dr. Malone has served as a director of Liberty Media (including its predecessor) since September 2011 and Sirius XM since May 2013.

•
Board Membership Qualifications: Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in developing business strategies and adapting to technological changes facing the industries in which our company competes. In addition, his entrepreneurial experience assists the board in evaluating strategic opportunities.

David E. Rapley
•
Age: 79

•
A director of our company.

•
Professional Background: Mr. Rapley has served as a director of our company since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its Chief Executive Officer and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley served as the President and Chief Executive Officer of Rapley Consulting, Inc. from January 2000 to December 2014. From 2003 to 2013, Mr. Rapley was a director of Merrick & Co., a private firm providing engineering and other services to domestic and international clients. From 2008 to 2011, Mr. Rapley was chairman of the board of Merrick Canada ULC.

•
Other Public Company Directorships: Mr. Rapley has served as a director of Liberty Media (including its predecessor) since September 2011. He has served as a director of LGP since June 2013, having previously served as a director of LGI, LGP’s predecessor, from June 2005 to June 2013 and as a director of LGI’s predecessor, LMI from May 2004 to June 2005.

QURATE RETAIL, INC.  2021 PROXY STATEMENT | 13

•
Board Membership Qualifications: Mr. Rapley brings to our board the unique perspective of his lifelong career as an engineer. The industries in which our company competes are heavily dependent on technology, which continues to change and advance. Mr. Rapley’s perspectives assist the board in adapting to these changes and developing strategies for our businesses.

Larry E. Romrell
•
Age: 81

•
A director of our company.

•
Professional Background: Mr. Romrell has served as a director of our company since December 2011, having previously served as a director from March 1999 to September 2011. Mr. Romrell held numerous executive positions with TCI from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

•
Other Public Company Directorships: Mr. Romrell has served as a director of Liberty Media (including its predecessor) since September 2011 and as a director of Liberty TripAdvisor since August 2014. He has served as a director of LGP since June 2013, having previously served as a director of LGI, LGP’s predecessor, from June 2005 to June 2013 and as a director of LMI, LGI’s predecessor, from May 2004 to June 2005.

•
Board Membership Qualifications: Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource with respect to the management and operations of companies in the media and telecommunications sector.

Vote and Recommendation
A plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect each of Richard N. Barton, Michael A. George and Gregory B. Maffei as a Class II member of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of each nominee to our board of directors.
14 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.
Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2021.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2020 and 2019 and fees billed for other services rendered by KPMG LLP:
	2020	2019
Audit fees	$8,651,600	9,278,200
Audit related fees(1)	495,000	641,300
Audit and audit related fees	9,146,600	9,919,500
Tax fees(2)	747,800	601,400
Total fees	$9,894,400	10,520,900

(1)
Audit related fees consist of professional consultations and audits in connection with acquisitions or divestitures (including carve-out audits in connection with divestitures).

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):
•
audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•
audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain Securities and Exchange Commission (SEC) rules or listing standards; and

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of our Chief Accounting Officer and Principal Financial Officer, an individual project involving the provision of pre-approved services is likely to result in fees in excess of $100,000, or if individual projects under $100,000 are likely to equal or exceed $500,000
QURATE RETAIL, INC.  2021 PROXY STATEMENT | 15

during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. M. Ian G. Gilchrist currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2020 were approved in accordance with the terms of the policy in place.
Vote and Recommendation
The affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
16 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Michael A. George, our President and Chief Executive Officer, and Gregory B. Maffei, our Chairman of the Board, each of whom also serve as directors of our company and who are listed under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.
Name	Positions
Albert E. Rosenthaler Age: 61	Mr. Rosenthaler has served as Chief Corporate Development Officer of our company, Liberty Media, Liberty TripAdvisor and Liberty Broadband since October 2016 and LMAC since November 2020. He previously served as Chief Corporate Development Officer of GCI Liberty from March 2018 to December 2020, Liberty Expedia from October 2016 to July 2019 and Chief Tax Officer of our company, Liberty Media, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. He previously served as a Senior Vice President of our company from April 2002 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Mr. Rosenthaler has served as a director of Tripadvisor, Inc. since February 2016.
Brian J. Wendling Age: 48	Mr. Wendling has served as Chief Accounting Officer and Principal Financial Officer of our company, Liberty Media and Liberty Broadband since January 2020 and July 2019, respectively. He has also served as Chief Accounting Officer and Principal Financial Officer of LMAC since November 2020. He previously served as Chief Accounting Officer and Principal Financial Officer of GCI Liberty from January 2020 and July 2019, respectively, to December 2020 as well as Senior Vice President and Controller of each of our company, Liberty Media and Liberty Broadband from January 2016 to December 2019 and GCI Liberty from March 2018 to December 2019. In addition, Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, and he previously served as Vice President and Controller of Liberty TripAdvisor from August 2014 to December 2015. He previously served as Senior Vice President of Liberty Expedia from March 2016 to July 2019, and Vice President and Controller of Liberty Media (including its predecessor) from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with Liberty Media and Qurate Retail and their predecessors since 1999. Mr. Wendling has served as a director of comScore, Inc. since March 2021.
Renee L. Wilm Age: 47	Ms. Wilm has served as Chief Legal Officer and Chief Administrative Officer since September 2019 and January 2021, respectively, of our company, Liberty Media, Liberty TripAdvisor and Liberty Broadband, and Chief Legal Officer and Chief Administrative Officer of LMAC since November 2020 and January 2021, respectively. She previously served as Chief Legal Officer of GCI Liberty from September 2019 to December 2020. Ms. Wilm has served as a director of LMAC since January 2021. Prior to September 2019, Ms. Wilm was a Senior Partner with the law firm Baker Botts L.L.P., where she represented our company, Liberty Media, Liberty TripAdvisor, Liberty Broadband and GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family
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relationship between any of our executive officers or directors, by blood, marriage or adoption other than Evan D. Malone, who is the son of John C. Malone.
During the past ten years, none of our directors and executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.
Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of one Form 4 by Fiona P. Dias, which reported one transaction on an untimely basis.
Code of Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.qurateretail.com.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our board of directors has determined that each of Richard N. Barton, Fiona P. Dias, M. Ian G. Gilchrist, David E. Rapley, Larry E. Romrell, Mark C. Vadon and Andrea L. Wong qualifies as an independent director of our company.
Board Composition
As described above under “Proposals of Our Board—Proposal 1—The Election of Directors Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. Our board is also chronologically diverse with our members’ ages spanning four decades. For more information on our policies with respect to board candidates, see “— Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Classification
As described above under “Proposals of our Board—Proposal 1—The Election of Directors Proposal,” our board of directors currently consists of eleven directors, divided among three classes. Our board believes that its current classified structure, with directors serving for three-year terms, is the appropriate board structure for our company at this time and is in the best interests of our stockholders for the following reasons.
Long-Term Focus & Accountability
Our board believes that a classified board encourages our directors to look to the long-term best interest of our company and our stockholders, rather than being unduly influenced by the short-term focus of certain investors and special interests. In addition, our board believes that three-year terms focus director accountability on the board’s long-term strategic vision and performance, rather than short-term pressures and circumstances.
Continuity of Board Leadership
A classified board allows for a greater amount of stability and continuity providing institutional perspective and knowledge to both management and less-tenured directors. By its very nature, a classified board ensures that at
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any given time there will be experienced directors serving on our board who are fully immersed in and knowledgeable about our businesses, including our relationships with current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in the industries in which our businesses operate. We also believe the benefit of a classified board to our company and our stockholders comes not from continuity alone but rather from the continuity of highly qualified, engaged and knowledgeable directors focused on long-term stockholder interests. Each year, our nominating and corporate governance committee works actively to ensure our board continues to be comprised of such individuals.
Board Diversity
Our board understands and appreciates the value and enrichment provided by a diverse board. As such, we actively seek diverse director candidates (see “— Committees of the Board of Directors—Nominating and Corporate Governance Committee—Board Criteria”). Our board membership currently includes two directors who identify as female, two directors who identify as of Asian ancestry, one director who identifies as LGBTQ+ and one director who holds dual American and Canadian citizenship.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). Gregory B. Maffei holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Michael A. George, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees the nomination of individuals with the judgment, skills, integrity, and independence necessary to oversee the key risks associated with our company, as well as risks inherent in our corporate structure. These committees then provide reports periodically to the full board. In addition, the oversight and review of other strategic risks are conducted directly by the full board.
The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, cybersecurity and other risks, including those related to material environmental and social matters such as climate change, human capital management, diversity, equity and inclusion, and community relations (together with governance concerns, ESG). Our management reporting processes include regular reports from our Chairman of the Board and Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group and our Chief Portfolio Officer, who manages our company’s ESG efforts and remains in regular contact with senior ESG leaders across our portfolio of companies who provide feedback and disclosure on material issues. With our board’s oversight, we seek to collaborate across our portfolio of companies to drive best practices through regular ESG-focused internal meetings and discussions, including on topics such as ESG disclosure, diversity and inclusion, cybersecurity, and sustainability.
Environmental, Social and Corporate Governance Initiatives
As described below, Qurate Retail is party to a Services Agreement with Liberty Media, pursuant to which Liberty Media corporate employees provide certain management services to our company for a determined fee. As a result, our company is not responsible for the hiring, retention and compensation of these individuals (except that our Company does grant equity incentive awards to these individuals). However, our company directly benefits from the efforts undertaken by Liberty Media to attract and retain talented employees. Liberty Media strives to create a diverse, inclusive and supportive workplace, with opportunities for its employees to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between its employees and their communities. Our company fully supports these efforts.
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Empowerment and Belonging. We and our wholly-owned subsidiaries are committed to fostering an inclusive culture that ensures fairness and a sense of belonging for our employees, business partners and the customer experiences we offer by leveraging diversity in all its forms. At the Qurate Retail Group, which is comprised of our QVC, HSN, Zulily and Cornerstone businesses, our diversity, equity and inclusion commitments focus on the following areas: representation, leadership accountability, culture, consumers & marketplace, community impact, and transparency. We serve a broad and diverse range of customers around the world and we strive to understand the lives they lead in order to deliver authentic customer experiences with meaningful curated products. For this reason, we embrace the benefits that the diverse backgrounds, perspectives and experiences of our employees bring to our culture and the decisions we make. We aim to ensure that we consistently apply a lens of inclusion and equity in our processes and decisions relating to our employees, business partners, products, and customer experiences, and we have announced five-year goals for how we will support and advance underrepresented groups on Qurate Retail Group’s leadership team and across its workforce, business partners, customers, and communities.
We are also taking steps to help employees discover new perspectives, build empathy, have critical conversations about race, and support each other. We have launched and expanded Team Member Resource Groups to promote employee connections, career development, community impact and consumer and marketplace growth. We are delivering our diversity, equity and inclusion training to all employees via online modules, videos, and e-learning experiences. We are also continuing our efforts to attract and grow diverse talent and suppliers, offer inclusive product assortments, and ensure broad representation in our marketing, digital, and on-air activities.
Environmental protection. Qurate Retail Group companies have committed to protecting the environment through sustainable packaging, energy-efficient operations, and shipping and logistics. This includes reducing greenhouse gas emissions, conserving energy and shifting electricity use to renewable sources where possible, increasing recycling efforts, reducing single-use plastic use, and educating customers on how to properly recycle their packaging. As part of these efforts, Qurate Retail Group recently set an initial emissions reductions target to help guide our efforts.
Responsible sourcing and manufacturing. Qurate Retail Group has also committed to curating products responsibly, by sourcing and manufacturing responsibly, promoting human rights in the supply chain, and scaling its use of sustainable and responsibly sourced materials. We work with supply chain vendors and other business partners to bring quality products to our customers that have been manufactured and sourced through ethical means. As part of these efforts, we have implemented a global business partner code of conduct, which requires all partners with whom we do business to follow the same standards for ethical business conduct. We also conduct factory audits, surveys, and on-going communication to enforce accountability for these standards.
Response to the COVID-19 pandemic. In an effort to minimize the risk of COVID-19 to employees working for our consolidated subsidiaries and the communities in which they operate, our company mandated that all non-essential employees work from home. For employees who need to perform their jobs on-site, including warehouse and studio production teams at our wholly-owned subsidiaries, our company took additional precautions to protect their health and safety. This included reducing the number of people on-site to allow for more social distancing; limiting visitors and screening all people who come into our consolidated subsidiaries’ work sites; and elevated cleaning protocols in alignment with the recommended protocols from the Centers for Disease Control and Prevention. Our consolidated subsidiaries have also taken measures to support their employees’ ability to continue their work while managing the personal challenges presented by the pandemic. In addition to offering flexible hours and expanding work-at-home policies, our consolidated subsidiaries have made changes to their attendance policies and are offering additional paid time off options to support certain COVID-19 related absences. Additionally, our wholly-owned subsidiaries have expanded programs to support their employees, including alternative work arrangements to help families juggling competing work and personal challenges, greater access to home care help, added resources to support mental health, and paid special bonuses for many employees.
Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are John C. Malone, Gregory B. Maffei and Michael A. George. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
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Compensation Committee
Our board of directors has established a compensation committee, whose chairman is Larry E. Romrell and whose other members are Mark C. Vadon and Andrea L. Wong. See “— Director Independence” above.
The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chairman of the Board, Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of our Chief Executive Officer, Chief Legal Officer, Chief Administrative Officer, Chief Portfolio Officer, Chief Accounting Officer, Principal Financial Officer and Chief Corporate Development Officer, and oversees the compensation of the chief executive officers of our non-public operating subsidiaries. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chairman of the Board and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.” A subcommittee, whose members are Larry E. Romrell and Andrea L. Wong, was formed in 2017 to review compensation matters for purposes of Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.qurateretail.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee
Larry E. Romrell
Mark C. Vadon
Andrea L. Wong
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2020 is or has been an officer or employee of our company, or has engaged in any related party transaction during 2020 in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose chairman is David E. Rapley and whose other members are Richard N. Barton and Mark C. Vadon. See “— Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
Board Criteria. The nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. As described in our corporate governance guidelines, director candidates are identified and nominated based on broad criteria, with the objective of identifying and retaining directors that can effectively develop the company’s strategy and oversee management’s execution of that strategy. In the director candidate identification and nomination process, our board seeks a breadth of experience from a variety of industries and from professional disciplines, along with a diversity of gender, ethnicity, age and other characteristics. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
•
independence from management;

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•
his or her unique background, including education, professional experience, relevant skill sets and diversity of gender, ethnicity, age and other characteristics;

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judgment, skill, integrity and reputation;

•
existing commitments to other businesses as a director, executive or owner;

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personal conflicts of interest, if any; and

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the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
Director Candidate Identification Process. The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Qurate Retail, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:
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the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

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a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

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a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

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In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member. In addition, the nominating and corporate governance committee will consider any outside directorships held by such individual. The nominating and corporate governance committee also recognizes and values the benefits derived by our directors from their service on other public company boards, as such service provides our directors with diverse perspectives, in-depth industry knowledge and cross-industry insights, all of which enhance the knowledge base and skill set of our board as a whole.
The members of our nominating and corporate governance committee have determined that Messrs. Barton, George and Maffei, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nominations were approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.qurateretail.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is M. Ian G. Gilchrist and whose other members are David E. Rapley and Larry E. Romrell. See “— Director Independence” above.
Our board of directors has determined that Mr. Gilchrist is our company’s “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
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appointing or replacing our independent auditors;

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reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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confirming compliance with applicable SEC and stock exchange rules; and

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preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.qurateretail.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Gilchrist is an “audit committee financial expert” under applicable SEC rules and regulations.
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The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 (the 2020 Form 10-K), which was filed on February 26, 2021 with the SEC.
Submitted by the Members of the Audit Committee
M. Ian G. Gilchrist
David E. Rapley
Larry E. Romrell
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
Board Meetings
During 2020, there were seven meetings of our full board of directors, no meetings of our executive committee, six meetings of our compensation committee, one meeting of our nominating and corporate governance committee and seven meetings of our audit committee. Each incumbent director attended in person or by telephone 100% of the meetings of both the board of directors and the committees on which he or she served.
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. Nine of our eleven directors attended our 2020 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Qurate Retail, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis. Stockholders are also encouraged to send communications to Qurate Retail Investor Relations, which conducts robust stockholder engagement efforts for our company and provides our board with insight on stockholder concerns.
Executive Sessions
In 2020, the independent directors of our company, then serving, met at three executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent
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Directors of Qurate Retail, Inc., c/o Qurate Retail, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Richard N. Barton, Fiona P. Dias, M. Ian G. Gilchrist, David E. Rapley, Larry E. Romrell, Mark C. Vadon and Andrea L. Wong.
Hedging Disclosure
We do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
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EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):
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Gregory B. Maffei, our Chairman of the Board;

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Michael A. George, our President and Chief Executive Officer;

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Brian J. Wendling, our Chief Accounting Officer and Principal Financial Officer;

•
Albert E. Rosenthaler, our Chief Corporate Development Officer; and

•
Renee L. Wilm, our Chief Legal Officer and Chief Administrative Officer.

Compensation Discussion and Analysis
Compensation Overview
Our compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating our executives to increase long-term stockholder value. To that end, the compensation packages provided to the named executive officers include significant performance-based bonuses and significant equity incentive awards, including equity awards that vest multiple years after initial grant.
Our compensation committee seeks to approve a compensation package for each named executive officer that is commensurate with the responsibilities and proven or expected performance of that executive and that is competitive relative to the compensation packages paid to similarly situated executives in other companies. Our compensation committee believes that our compensation packages should assist our company in attracting and retaining key executives critical to our long-term success.
Our feedback from stockholders on this pay philosophy has been positive. At our 2020 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Qurate Retail present and entitled to vote on our say-on-pay proposal voted in favor of, on an advisory basis, our executive compensation disclosed in our proxy statement for the 2020 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. At our 2017 annual stockholder meeting, stockholders elected to hold a say-on-pay vote every three years and our board of directors adopted this as the frequency at which future say-on-pay votes would be held.
Services Agreement
In September 2011, we entered into a services agreement with our former subsidiary (the services agreement), which agreement was assumed in January 2013 by its former subsidiary, then-known as Liberty Spinco, Inc. (currently known as Liberty Media). In December 2019, the services agreement was amended (the amended services agreement) in connection with Liberty Media entering into a new five-year employment agreement with Mr. Maffei (the 2019 Maffei Employment Agreement). Under the amended services agreement, our company establishes, and pays or grants directly to Mr. Maffei, our allocable portion of his annual performance-based cash bonus, his annual equity-based awards and his upfront awards, and we reimburse Liberty Media for our allocable portion of the other components of Mr. Maffei’s compensation, as described in more detail below in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement.” Under the 2019 Maffei Employment Agreement, Mr. Maffei’s compensation is allocated across Liberty Media, our company and each of GCI Liberty (until its services agreement with Liberty Media was terminated in December 2020), Liberty Broadband and Liberty TripAdvisor (each a Service Company, or, collectively the Service Companies) based on two factors, each weighted 50%: (i) the relative market capitalization of each series of stock of each company and (ii) the average of (a) the percentage allocation of time for all Liberty Media employees across all companies and (b) Mr. Maffei’s percentage allocation of time across all companies, unless a different allocation method is agreed. Our allocable portion of Mr. Maffei’s annual compensation was 19% in 2020. Pursuant to the amended services agreement, in 2020, we also reimbursed Liberty Media for the portion of the base salary and certain other compensation Liberty Media paid to our employees that was allocable to us for estimated time spent by each such employee related to our company. All of Mr. George’s compensation was paid by QVC, and none of his time was allocated to Liberty Media because Mr. George did not provide any services to Liberty Media in 2020. The 2020
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performance-based bonuses earned by the named executive officers of our company were paid directly by our company. During 2020, the estimate of the allocable percentages of time spent performing services for Liberty Media, on the one hand, and our company, on the other hand, were reviewed quarterly by our audit committee for appropriateness. The salaries, performance-based bonuses and certain perquisite information included in the “Summary Compensation Table” below (other than with respect to Mr. George, whose cash compensation is paid directly by QVC) include the portion of the compensation allocable to our company and for which we reimbursed Liberty Media and do not include the portion of the compensation allocable to Liberty Media or any of the other Service Companies. During the year ended December 31, 2020, the weighted average percentage of each such named executive officer’s time that was allocated to our company was: Mr. Wendling—21%; Mr. Rosenthaler—19%; and Ms. Wilm—14%.
Role of Independent Compensation Consultant
Prior to entering into the amended services agreement with Liberty Media in connection with the 2019 Maffei Employment Agreement, our compensation committee engaged Frederic W. Cook & Co., Inc. (FW Cook), an independent and experienced compensation consultant, to assist in determining the reasonableness of compensation to be allocated to our company under the amended services agreement.
In order to assess the reasonableness of compensation, FW Cook evaluated the market value of Mr. Maffei’s role at our company and the proposed allocation to our company under the service arrangement. Given the unique nature of Mr. Maffei’s role at our company, FW Cook evaluated the market value of the executive job at our company through two different lenses: Chairman of the Board and managing partner of a private equity firm.
In assessing the reasonableness of pay as Chairman of the Board, FW Cook and the compensation committee reviewed pay data for companies comparable to ours, including companies in the retail industry, and companies with which we may compete for executive talent and stockholder investment and also included companies in those industries that are similar to our company in size, geographic location or complexity of operations. In assessing the reasonableness of pay as a managing partner of a private equity firm, FW Cook and the compensation committee reviewed survey data regarding the compensation of private equity professionals.
Setting Executive Compensation
In making its compensation decision for each named executive officer, our compensation committee considers the following:
•
each element of the named executive officer’s compensation, including salary, performance-based bonus, equity compensation, perquisites and other personal benefits, and weights equity compensation most heavily;

•
the financial performance of our company compared to internal forecasts and budgets;

•
the scope of the named executive officer’s responsibilities;

•
the competitive nature of the compensation packages offered based on general industry knowledge of the retail and commerce industries and periodic use of survey information provided by Mercer (US), Inc. (Mercer) and FW Cook; and

•
the performance of the group reporting to the named executive officer.

In addition, when setting compensation, our compensation committee considers the recommendations obtained from Mr. Maffei as to all elements of the compensation packages of Messrs. George, Wendling, and Rosenthaler and Ms. Wilm. To make these recommendations, Mr. Maffei evaluates the performance and contributions of each such named executive officer. He also considers whether the pay packages afforded to such named executive officers are competitive and are aligned internally. He also evaluates the named executive officer’s performance against individual, department and corporate goals.
In December 2019, our compensation committee approved the amended services agreement, which established the terms and conditions of our allocable portion of Mr. Maffei’s compensation for the term of the 2019 Maffei Employment Agreement. See “—Services Agreements” above. Prior to entering into the amended services agreement with Liberty Media, our compensation committee reviewed information from FW Cook with respect to Chairman of the Board compensation packages at comparable retailers and e-commerce companies.
In September 2015, our compensation committee approved a new five-year employment agreement with Mr. George (the George Employment Agreement) and granted equity awards in connection with the execution of the George
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Employment Agreement. See “—Executive Compensation Arrangements—Michael A. George—2015 Term Options” and “—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards—QVC CEO RSUs” below. Prior to entering into the George Employment Agreement, our compensation committee considered the recommendation of Mr. Maffei with respect to Mr. George’s compensation package. When considering Mr. Maffei’s recommendations concerning Mr. George’s compensation, our compensation committee reviewed compensation data from companies similar to QVC, which was compiled by Mercer, as a reference point for the proposed new compensation arrangement. Based on this review, our compensation committee determined to confirm and approve the proposed arrangement. In addition, in connection with granting the New CEO Term Options and 2018 New CEO Performance RSUs (each as defined below) to Mr. George, the compensation committee and Mr. Maffei reviewed a compensation study prepared by Mercer that reviewed the compensation paid to CEOs of comparable retailers and e-commerce companies. See “—Executive Compensation Arrangements—Michael A. George—New Qurate Retail CEO Awards” below. In November 2020, our compensation committee approved an amendment to the George Employment Agreement (the George Employment Agreement Extension), which extended the term of Mr. George’s services from December 31, 2020 through December 31, 2021 and governs the terms of Mr. George’s compensation for 2021. See “—Changes for 2021—Extension of George Employment Agreement” below.
Elements of 2020 Executive Compensation
For 2020, the principal components of compensation for the named executive officers were:
•
base salary;

•
a one-time award of time-based restricted stock units granted to Mr. Maffei in connection with his offer to restructure his 2020 compensation and reduce his 2020 base salary in response to potential liquidity concerns at Liberty Media and the Service Companies resulting from the onset of the pandemic;

•
a performance-based bonus, payable in cash;

•
time-vested stock options and performance-based restricted stock units; and

•
perquisites and other limited personal benefits.

Base Salary
Our compensation committee believes base salary should be a relatively smaller portion of each named executive officer’s overall compensation package, allowing for a greater portion to be performance based, thereby aligning the interests of our executives more closely with those of our stockholders. The base salaries of the named executive officers are reviewed on an annual basis (other than Mr. Maffei’s base salary, the increases of which are governed by his employment agreement), as well as at the time of any change in responsibilities. Typically, after establishing a named executive officer’s base salary, salary increases are limited to cost-of-living adjustments, adjustments based on changes in the scope of the named executive officer’s responsibilities, and adjustments to align the named executive officer’s salary level with those of our other named executive officers.
After completion of the annual review in December 2019, the 2020 base salaries of Messrs. Wendling and Rosenthaler and Ms. Wilm were increased by 2%, reflecting a cost-of-living adjustment. For 2020, Mr. Maffei’s salary was increased to $3,000,000 as prescribed by the 2019 Maffei Employment Agreement; however, due to potential liquidity concerns at Liberty Media and the Service Companies resulting from the onset of the pandemic, Mr. Maffei offered to waive and restructure a portion of his 2020 calendar year base salary. For the period from April 4, 2020 through December 31, 2020, Mr. Maffei waived the right to receive his base salary (except for amounts sufficient to cover health insurance, flexible spending contributions and certain taxes) and received grants of RSUs (as defined below) on April 14, 2020 from Liberty Media and each Service Company with an aggregate grant date value equal to one-half of the base salary waived by Mr. Maffei. Such RSUs (as defined below) were allocated among Liberty Media and each Service Company in accordance with the 2019 Maffei Employment Agreement and vested on December 10, 2020. The other half of Mr. Maffei’s base salary for the referenced period was forfeited pursuant to his waiver. For 2020, Mr. George’s base salary remained at the initial amount fixed in the George Employment Agreement.
2020 Performance-based Bonuses
Overview. For 2020, our compensation committee adopted an annual, performance-based bonus program for each of Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm. Mr. George participated in a separate performance-based bonus program, described under “—QVC Bonus Award” below. The 2020 bonus program was comprised of
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two components: a bonus amount payable based on each participant’s individual performance (the Individual Performance Bonus) and a bonus amount payable based on the corporate performance of our company (the Corporate Performance Bonus).
Pursuant to the 2019 Maffei Employment Agreement, Mr. Maffei was assigned a target bonus opportunity under the performance-based bonus program equal to $17 million in the aggregate for Liberty Media, our company and each of the other Service Companies. That bonus amount was split among, and payable directly by, Liberty Media and each of the Service Companies, with payment subject to the achievement of one or more performance metrics as determined by the applicable company’s compensation committee. In 2020, the portion of Mr. Maffei’s aggregate target bonus amount allocated to our company was 19% or $3,230,000. The portions of Mr. Maffei’s aggregate target bonus amount allocated to each of Liberty Media, GCI Liberty, Liberty Broadband and Liberty TripAdvisor pursuant to the amended services agreements were 44% (or $7,480,000), 14% (or $2,380,000), 18% (or $3,060,000) and 5% (or $850,000), respectively.
Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm were assigned a maximum bonus under the performance-based bonus program for each of Qurate Retail and Liberty Media. The maximum bonuses for the Qurate Retail program were $6,460,000, $164,330, $337,973, and $226,927 for Messrs. Maffei, Wendling, Rosenthaler and Ms. Wilm, respectively (the Qurate Retail Maximum Performance Bonus). The bonus maximums were established by the compensation committee in March 2020 and were determined to be up to 200% of Mr. Maffei’s target annual bonus allocated to our company under the 2019 Maffei Employment Agreement, up to 170% of base pay for Mr. Wendling, up to 200% of base pay for Mr. Rosenthaler and up to 150% of base pay for Ms. Wilm. Liberty Media also established maximum performance-based bonuses of $14,960,000, $699,120, $1,557,365, and $1,303,073 for each of Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm, respectively. Each of GCI Liberty, Liberty Broadband and Liberty TripAdvisor also established maximum performance-based bonuses for Mr. Maffei of $4,760,000, $6,120,000 and $1,700,000, respectively.
Each participant was entitled to receive from our company an amount (the Qurate Retail Maximum Individual Bonus) equal to 60% of the Qurate Retail Maximum Performance Bonus for that participant. The Qurate Retail Maximum Individual Bonus was subject to reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of our company. Under Liberty Media’s corollary program, each participant was entitled to receive from Liberty Media a maximum individual bonus, equal to 60% of his or her Liberty Media maximum performance bonus, subject to reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of Liberty Media. Under the corollary programs of each of Liberty Broadband, GCI Liberty and Liberty TripAdvisor, Mr. Maffei was entitled to receive from the applicable Service Company a maximum individual bonus equal to 100% of his maximum performance bonus established by the applicable Service Company, subject to reduction based on a determination of Mr. Maffei’s achievement of qualitative criteria established with respect to the services to be performed by him on behalf of that Service Company. Our compensation committee believes this construct was appropriate in light of the amended services agreement and the fact that each participant splits his or her professional time and duties.
Each participant was entitled to receive from our company an amount (the Qurate Retail Maximum Corporate Bonus) equal to 40% of his or her Qurate Retail Maximum Performance Bonus, subject to reduction based on a determination of the corporate performance of our company. Liberty Media has a corollary program pursuant to which each participant was entitled to receive from Liberty Media a bonus that is 40% of the Liberty Media maximum bonus, which was subject to reduction based on a determination of the corporate performance of Liberty Media.
In December 2020, our compensation committee and the Liberty Media compensation committee (and with respect to Mr. Maffei, the compensation committees of the other Service Companies) reviewed contemporaneously our respective named executive officers’ individual performance and, with respect to our company and Liberty Media, corporate performance under each company’s program. Notwithstanding this joint effort, our compensation committee retained sole and exclusive discretion with respect to the approval of award terms and amounts payable under our bonus program.
Individual Performance Bonus. Our compensation committee reviewed the individual performance of each participant to determine the reductions that would apply to each participant’s Qurate Retail Maximum Individual Bonus. Our compensation committee took into account a variety of factors, without assigning a numerical weight to any single performance measure. This determination was based on reports to our board, the observations of committee members throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the participants for
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determining the reduction that would apply to each named executive officer’s Qurate Retail Maximum Individual Bonus, the following performance objectives related to our company which had been assigned to each participant for 2020 were considered:
Individual	Performance Objectives
Gregory B. Maffei
•
Provide leadership to Qurate Retail Group to drive strategies, improve brand and increase shareholder value

•
Assess capital allocation strategies, capital structure and tax efficiency initiatives

•
Assist with hiring of senior officers at QVC

•
Monitor cost synergies against plan

•
Pursue additional capital funding strategies, particularly permanent capital alternatives

•
Support development and goals of management team; conduct succession planning at all levels

•
Develop ESG program for our company

Brian J. Wendling
•
Ensure timely and accurate internal and external financial reports

•
Support ongoing assessments and improvements to the company’s internal control structure

•
Manage company’s capital expenditure plan with a particular focus on information technology

•
Continued development and training of accounting, reporting and internal audit staff

•
Assist other executives in accounting and financial related due diligence on potential acquisition targets

•
Assist treasury and management on evaluation of capital structures and capital allocation

Albert E. Rosenthaler
•
Evaluate potential merger, acquisition and strategic investment opportunities

•
Assess capital structure and assist treasury with the execution of debt-related transactions and return of capital to shareholders

•
Continue oversight of tax and corporate development departments

Renee L. Wilm
•
Oversee enhanced risk management and compliance efforts

•
Oversee executive recruiting and talent development at our company and assist with succession planning at QVC

•
Support subsidiary legal departments with regard to litigation, corporate and compliance support

•
Support treasury and management in evaluation of capital structures, capital allocation and strategic investments

•
Support development of ESG initiative

Following a review of the participants’ performance and a review of the time allocated to matters for our company, our compensation committee determined to pay each participant the following portion of his or her Qurate Retail Maximum Individual Bonus:
Name	Qurate Retail Maximum Individual Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$3,876,000	78.13%	$3,028,319
Brian J. Wendling	$108,795	81.25%	$88,396
Albert E. Rosenthaler	$216,069	81.25%	$175,556
Renee L. Wilm	$128,520	87.50%	$112,455
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Corporate Performance Bonus. Our compensation committee then made a determination as to the reductions that would apply to each participant’s Qurate Retail Maximum Corporate Bonus. In making this determination, our compensation committee reviewed forecasts of 2020 Adjusted OIBDA, revenue and free cash flow (as defined below) for QVC, HSN, Inc., Cornerstone Brands, Inc. and Zulily (collectively, the Operating Companies), all of which forecasts were prepared in December 2020 and are set forth in the table below. Also set forth in the table below are the corresponding actual financial measures achieved for 2020. Although forecasted revenue, Adjusted OIBDA and free cash flow deviated from the actual result, none of the deviations would have affected the amounts paid under the corporate performance bonus portion of the program. For purposes of the bonus program, Adjusted OIBDA is defined as revenue less cost of sales, operating expense and selling, general and administrative expense (excluding stock compensation).
	(dollar amounts in millions)
	2020 Forecast	2020 Actual	Actual / Forecast
Revenue(1)	$14,155	$14,124	(0.22)%
Adjusted OIBDA(1)	$2,203	$2,224	0.95%
Free Cash Flow(1)(2)	$2,159	$2,342	8.49%

(1)
Revenue, Adjusted OIBDA and Free Cash Flow amounts represent the summation of the Operating Companies. All calculations were performed on a constant currency basis.

(2)
Defined for purposes of the bonus program as Adjusted OIBDA less all other operating and investing items on a constant currency basis.

In determining whether any reductions would be made to the Qurate Retail Maximum Corporate Bonus payable to each participant, our compensation committee weighted the corporate performance metrics as follows: 25% attributable to revenue growth, 50% attributable to Adjusted OIBDA growth and 25% attributable to free cash flow in comparison to budget.
Based on a review of the above forecasts and our compensation committee’s consideration of our company’s performance against plan for these measures, our compensation committee determined that the growth metrics were achieved to the extent described below:
Growth Factor	Qurate Retail
Revenue	25% of a possible 25%
Adjusted OIBDA	50% of a possible 50%
Free Cash Flow	25% of a possible 25%
Our compensation committee then translated the achievement of these growth metrics into a percentage payable to each participant of his or her Qurate Retail Maximum Corporate Bonus, as follows:
Name	Qurate Retail Maximum Corporate Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$2,584,000	100%	$2,584,000
Brian J. Wendling	$55,535	100%	$55,535
Albert E. Rosenthaler	$121,905	100%	$121,905
Renee L. Wilm	$98,407	100%	$98,407
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Aggregate Results. The following table presents information concerning the aggregate 2020 performance-based bonus amounts payable to each named executive officer by our company (other than Mr. George), after giving effect to the determinations described above.
Name	Individual Performance Bonus	Corporate Performance Bonus	Total Bonus
Gregory B. Maffei	$3,028,319	$2,584,000	$5,612,319
Brian J. Wendling	$88,396	$55,535	$143,931
Albert E. Rosenthaler	$175,556	$121,905	$297,461
Renee L. Wilm	$112,455	$98,407	$210,862
Our compensation committee then noted that, when combined with the total 2020 performance-based bonus amounts paid by Liberty Media (and, with respect to Mr. Maffei, the other Service Companies) to the overlapping named executive officers, Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm received $27,917,713, $664,867, $1,459,432 and $1,235,493, respectively For more information regarding these bonus awards, please see the “Grants of Plan-Based Awards” table below.
QVC Bonus Award. Mr. George’s 2020 performance-based bonus was structured to align with the 2020 performance-based bonus program established at QVC for QVC senior global officers. Pursuant to the program, Mr. George would be paid a cash bonus based upon 2020 Adjusted OIBDA performance on a constant currency basis. His target bonus amount would be 100% of his base salary as required by the terms of his employment agreement and his maximum bonus amount would be 240% of his base salary.
For any bonus to be paid, 2020 Adjusted OIBDA would need to equal or exceed $1,851 million. If 2020 Adjusted OIBDA equaled or exceeded $1,851 million, then Mr. George would be eligible to receive a maximum bonus of 240% of his base salary, subject to reduction in the discretion of our compensation committee based on 2020 Adjusted OIBDA performance and individual performance, among other things. 2020 Adjusted OIBDA was $2,224 million, which exceeded the threshold for receiving a bonus payment. Our compensation committee then reviewed Mr. George’s individual performance and the 2020 Adjusted OIBDA performance and awarded Mr. George a bonus of $2,500,000, or 200% of his base salary.
Equity Incentive Compensation
The Qurate Retail, Inc. 2020 Omnibus Incentive Plan (the 2020 incentive plan) provides, and the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended (the 2016 incentive plan), before its replacement by the 2020 incentive plan, and the Liberty Interactive Corporation 2012 Incentive Plan and the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011) (each as amended), before their expiration, provided, for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units (RSUs), stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock-based incentive awards (RSUs, restricted stock and options) as compared with cash incentive awards based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date. In the past, our company was not allocated any portion of the costs of the named executive officers’ (other than Mr. George) equity awards. After the closing of the transactions that resulted in Qurate Retail acquiring a controlling equity interest in GCI Liberty that was subsequently split-off, Liberty Media’s compensation committee reviewed this practice and determined that it would be appropriate to request each of our company and the other Service Companies to grant a portion of the equity awards granted to our named executive officers other than Mr. George, who receives equity awards from our company only. Liberty Media’s compensation committee determined to allocate to each of our company, Liberty Broadband, Liberty TripAdvisor and GCI Liberty, a proportionate share of the aggregate equity grant value given to each named executive officer, other than Mr. George, based 50% on relative market capitalization and 50% on relative time spent by Liberty Media’s employees working for such issuer. With respect to awards made to Mr. Maffei in 2020, the 2019 Maffei Employment Agreement provides that Mr. Maffei’s aggregate annual equity award value will be granted across Liberty Media and the Service Companies by Liberty Media’s compensation committee, our compensation committee and the compensation committees of Liberty TripAdvisor, Liberty Broadband and GCI Liberty based on two factors, each weighted 50%: (i) the relative market capitalization of each series of stock of each company and (ii) the average of (a) the percentage
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allocation of time for all Liberty Media employees across all companies and (b) Mr. Maffei’s percentage allocation of time across all companies, unless a different allocation method is agreed.
Maffei Annual Equity Awards. The 2019 Maffei Employment Agreement provides Mr. Maffei with the opportunity to earn equity awards during the employment term. See “—Executive Compensation Arrangement—Gregory B. Maffei” for additional information about the annual awards provided under the 2019 Maffei Employment Agreement.
When structuring the 2019 Maffei Employment Agreement, to further align Mr. Maffei’s interests with those of the other stockholders, the compensation committee structured his annual equity award grants as either option awards or performance-based restricted stock units with meaningful payout metrics determined annually. This structure was designed to provide for alignment of interests with the company’s stockholders and flexibility to the compensation committee to incent achievement of strategic objectives that may change or evolve over the term of the agreement.
The 2019 Maffei Employment Agreement provided that Mr. Maffei was entitled to receive from our company, Liberty Media and the other Service Companies in 2020 a combined target equity award value of $17.5 million comprised of time-vested stock options, performance-based restricted stock units or a combination of award types, at Mr. Maffei’s election.
In 2020, our compensation committee granted performance-based RSUs to Mr. Maffei in satisfaction of our obligations under the 2019 Maffei Employment Agreement for 19% of Mr. Maffei’s aggregate annual equity award for 2020, or $3,325,000. Our compensation committee believed that Mr. Maffei’s RSU grants should be subject to performance metrics that incentivize and reward Mr. Maffei for successful completion of our company’s strategic initiatives.
As a result, our compensation committee granted to Mr. Maffei 584,359 performance-based RSUs with respect to QRTEA shares (the 2020 Maffei RSUs). Our compensation committee granted to Mr. Maffei the 2020 Maffei RSUs on March 12, 2020, which vest only upon attainment of the performance objectives described below.
Our compensation committee reviewed the financial performance of our company along with the personal performance of Mr. Maffei. Based on the compensation committee’s assessment of his individual performance against the goals established in connection with the performance cash bonus program and general observation of his leadership and executive performance, our compensation committee approved vesting of all of the 2020 Maffei RSUs previously granted to Mr. Maffei.
For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table below and “—Executive Compensation—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Annual Equity Awards” in Liberty Media’s Definitive Proxy Statement on Schedule 14A with respect to its 2021 annual meeting of stockholders; “—Executive Compensation—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Annual Equity Awards” in Liberty TripAdvisor’s Definitive Proxy Statement on Schedule 14A with respect to its 2021 annual meeting of stockholders; and “—Executive Compensation—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Annual Equity Awards” in Liberty Broadband’s Definitive Proxy Statement on Schedule 14A with respect to its 2021 annual meeting of stockholders.
Other 2020 Awards
Multiyear Stock Options. Consistent with its previous practices, our compensation committee has made larger stock option grants (equaling approximately three to five years’ value of the named executive officer’s annual grants) that vest between two and five years after grant, rather than making annual grants over the same period. These multiyear grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders.
In line with this philosophy, in connection with entering into, and pursuant to the terms of, the 2019 Maffei Employment Agreement, Mr. Maffei was entitled to an upfront equity award, to be granted in two tranches in December 2019 and December 2020 (the Maffei Term Equity). Nineteen percent of the 2019 tranche of the Maffei Term Equity, or $8.55 million, was allocated to our company and 13% of the 2020 tranche of the Maffei Term Equity, or $5.85 million, was allocated to our company following a reallocation in December 2020. In December 2019, Mr. Maffei received a grant of options representing the 2019 tranche of his Maffei Term Equity, which included options to purchase 2,133,697
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QRTEA shares, with an exercise price of $8.17, which vest on December 31, 2023 (the 2019 Maffei Term Options), and in December 2020, Mr. Maffei received a grant of options representing the 2020 tranche of his Maffei Term Equity (the 2020 Maffei Term Options), which included options to purchase 1,190,529 QRTEA shares, with an exercise price of $10.34, which vest on December 31, 2024. See “—Executive Compensation Arrangements—Gregory B. Maffei” below. In December 2020, our compensation committee granted to each of Messrs. Wendling and Rosenthaler and Ms. Wilm the following multiyear stock option awards that equal the value of Messrs. Wendling’s and Rosenthaler’s annual grants that are expected to be granted to each for the period from January 1, 2021 through December 31, 2023, and in the case of Ms. Wilm, a top-up in value over grants already made for the period from January 1, 2021 through December 31, 2023 to reflect the increased responsibilities associated with her new role as Chief Administrative Officer: Mr. Wendling—66,242 options to purchase QRTEA shares (the Wendling 2020 Multiyear Options); Mr. Rosenthaler—119,663 options to purchase QRTEA shares (the Rosenthaler 2020 Multiyear Options); and Ms. Wilm—32,223 options to purchase QRTEA shares (the Wilm 2020 Multiyear Options, and together with the Rosenthaler 2020 Multiyear Options and the Wendling 2020 Multiyear Options, the 2020 NEO Multiyear Options). The 2020 NEO Multiyear Options vest in equal installments on each of December 10, 2022 and 2023 and expire on the seventh anniversary of the grant date. See the “Grants of Plan-Based Awards” and the “Outstanding Equity Awards at Fiscal Year-End” tables below for more information about the 2020 NEO Multiyear Options.
Annual Performance Awards
Chief RSU Awards. Consistent with our practice since December 2014 of granting a combination of multiyear stock options and annual performance awards to senior officers, our compensation committee granted annual performance RSUs to Messrs. Wendling and Rosenthaler and Ms. Wilm in March 2020. Our compensation committee granted to each of Messrs. Wendling and Rosenthaler and Ms. Wilm 16,731, 34,446 and 27,680 QRTEA performance-based RSUs, respectively, on March 12, 2020, (collectively, the 2020 Chief RSUs). The 2020 Chief RSUs would vest subject to the satisfaction of the performance objectives described below.
Our compensation committee adopted an annual, performance-based program for payment of the 2020 Chief RSUs and reviewed each named executive officer’s performance against that performance program to determine what portion of the award would be paid. Our compensation committee reviewed the 2020 personal performance of Messrs. Wendling and Rosenthaler and Ms. Wilm and considered the recommendations from Mr. Maffei. Mr. Maffei recommended that our committee vest 100% of the 2020 Chief RSUs based on his assessment of their individual performance against the goals established in connection with the performance cash bonus program and his general observation of their leadership and executive performance. Accordingly, our compensation committee approved vesting in full of the 2020 Chief RSUs previously granted to Messrs. Wendling and Rosenthaler and Ms. Wilm.
2020 Maffei Restructuring Restricted Stock Unit Grant. As described above, in April 2020, Mr. Maffei received a grant of 37,792 QRTEA restricted stock units (the 2020 Maffei Restructuring RSUs) at the time of Mr. Maffei’s offer to waive and restructure his remaining unpaid 2020 calendar year base salary due to potential liquidity concerns at Liberty Media and the Service Companies resulting from the onset of the pandemic. The 2020 Maffei Restructuring RSUs vested on December 10, 2020.
QVC CEO RSUs. Pursuant to the George Employment Agreement, Mr. George is eligible for an annual $4.125 million target grant of performance-based RSUs with respect to QRTEA stock. Accordingly, our compensation committee granted to Mr. George 724,956 QRTEA performance-based RSUs (the 2020 George RSUs) on March 12, 2020, representing his target RSUs. The 2020 George RSUs would vest only upon attainment of the performance objectives described below.
Our compensation committee adopted an annual, performance-based program for payment of the 2020 George RSUs, which was structured to qualify as performance-based compensation under Section 162(m) of the Code. None of the 2020 George RSUs would vest unless a minimum corporate performance was achieved: the 2020 Adjusted OIBDA was required to exceed $750 million (the George Threshold). If the George Threshold was met, the notional pool for payment of the 2020 George RSUs would be funded with 0.56% of the amount by which such 2020 Adjusted OIBDA exceeded $750 million (the George RSU pool). A maximum payout equal to 1.5 times the target number of 2020 George RSUs or $6,187,500 of grant value was established.
For purposes of the George RSU pool, 2020 Adjusted OIBDA was defined in the same manner as the cash performance bonus program for Mr. George. See “—2020 Performance-based Bonuses—QVC Bonus Award” above. Assuming the George Threshold of $750 million was met and the George RSU pool was funded, the amount
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earned would be subject to reduction from the maximum amount payable under the program based 60% on subjective performance criteria and 40% on objective performance criteria.
After review of our company’s 2020 Adjusted OIBDA results, our compensation committee determined and certified that 175% of the target amount of 2020 George RSUs related to objective performance criteria could be paid to Mr. George. In addition, our compensation committee adopted the recommendation of Mr. Maffei as to the payout of the subjective portion of the 2020 George RSUs. Mr. Maffei recommended 110% payout of the target amount of 2020 George RSUs related to subjective performance criteria. Based on the combined subjective and objective performance criteria, our compensation committee determined to vest 136% of the target number of 2020 George RSUs, or 985,940 RSUs.
Preferred Stock Dividend and Cash Dividend Adjustments. In September 2020, we issued a special dividend (the Dividend) on each outstanding share of our common stock consisting of $1.50 in cash per common share (the cash dividend) and 0.03 shares of 8% Series A Cumulative Redeemable Preferred Stock per common share, with cash paid in lieu of fractional shares (the preferred stock dividend). Since stock options did not participate in the Dividend, the number of shares of our common stock subject to, and the exercise price of, outstanding options were adjusted to preserve each option’s intrinsic value and the ratio of the exercise price to market price. Outstanding restricted stock units participated in the Dividend in the following manner: (i) became eligible to receive the cash dividend, subject to the same terms and conditions as the corresponding original restricted stock unit (the cash dividend equivalent rights) and (ii) received restricted stock units of preferred stock with respect to the preferred stock dividend (the preferred stock RSUs), which preferred stock RSUs are subject to the same terms and conditions as the corresponding original restricted stock units. As a result, each of Messrs. Maffei, George, Wendling and Rosenthaler and Ms. Wilm received 18,663, 27,237, 547, 1,033 and 830 preferred stock RSUs, respectively, related to the 2020 Maffei RSUs, 2020 Maffei Restructuring RSUs, 2020 George RSUs, 2018 New CEO Performance RSUs (as defined below), 2020 Chief RSUs and RSUs granted to Mr. Wendling in 2019. In addition, their outstanding options were adjusted as described above in September 2020. In December 2020, we paid a special cash dividend on each outstanding share of our common stock consisting of $1.50 in cash per common share (the special cash dividend). Since stock options did not participate in the special cash dividend, the number of shares of our common stock subject to, and the exercise price of, outstanding options were adjusted to preserve each option’s intrinsic value and the ratio of the exercise price to market price. Outstanding restricted stock units participated in the special cash dividend and became eligible to receive the special cash dividend, subject to the same terms and conditions as the corresponding original restricted stock units (the special cash dividend equivalent rights). In December 2020, we also paid a quarterly cash dividend on each outstanding share of our 8.0% Series A Cumulative Redeemable Preferred Stock of $2.01643836 in cash per preferred share (the preferred stock quarterly cash dividend). Outstanding preferred stock RSUs participated in the quarterly cash dividend, and became eligible to receive the quarterly cash dividend, subject to the same terms and conditions as the corresponding preferred stock RSU (the quarterly cash dividend equivalent rights). For more information, see the “Outstanding Equity Awards at Fiscal Year End” table below.
Vesting of 2018 New CEO Performance RSUs. In August 2018, our compensation committee approved a one-time grant of 182,983 performance-based restricted stock units with respect to QRTEA in recognition of Mr. George’s appointment as our Chief Executive Officer and President (the 2018 New CEO Performance RSUs). The 2018 New CEO Performance RSUs would vest, in our compensation committee’s discretion, on December 21, 2020 based on its determination with respect to the performance of our company and Mr. George. The 2018 New CEO Performance RSUs were adjusted in September 2020 and December 2020 in connection with the Dividend and the special cash dividend, respectively, described above and became eligible to receive preferred stock RSUs (and related quarterly cash dividend equivalent rights), cash dividend equivalent rights and special cash dividend equivalent rights. In December 2020, our compensation committee reviewed Mr. George’s and our company’s performance over the past three years and approved partial vesting of the 2018 New CEO Performance RSUs. Accordingly, Mr. George earned 152,825 QRTEA shares, 4,584 QRTEP shares and $467,718 in cash upon vesting.
Perquisites and Other Personal Benefits
The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees) consist of:
•
limited personal use of Liberty Media’s corporate aircraft (pursuant to aircraft time sharing agreements between our company and Liberty Media);

•
in the case of Mr. Maffei, payment of legal expenses pertaining to his employment arrangement;

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•
occasional, personal use of Liberty Media’s apartment in New York City (pursuant to a sharing arrangement between our company and Liberty Media), which is primarily used for business purposes, and occasional, personal use of a company car and driver;

•
in the case of Ms. Wilm, reimbursement of relocation expenses; and

•
in the case of Mr. George, a tax gross-up relating to certain out of state income taxes to which Mr. George was subject in connection with the performance of his duties outside of QVC’s headquarters.

Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. Other than with respect to Mr. George, as described below, we have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.
Aircraft Usage. On occasion, and with the approval of our Chairman, executives may have family members and other guests accompany them on Liberty Media’s corporate aircraft when traveling on business. Under the terms of the employment arrangements with our Chairman, our Chairman and his guests may use the corporate aircraft we share with Liberty Media for non-business purposes subject to specified limitations.
Pursuant to a February 5, 2013 letter agreement between Liberty Media and Mr. Maffei, Mr. Maffei is entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. During 2020, pursuant to November 11, 2015 and December 13, 2019 letter agreements between Liberty Media and Mr. Maffei, Mr. Maffei was entitled to 50 additional hours per year of personal flight time if he reimbursed Liberty Media for such usage through the first to occur of (i) the termination of his employment or (ii) the cessation of ownership or lease of corporate aircraft. If Mr. Maffei’s employment is terminated due to disability, for good reason or without cause, Mr. Maffei would be entitled to continued use of the corporate aircraft for 12 months after termination of his employment. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of the corporate aircraft under the February 5, 2013 letter agreement. Mr. Maffei incurs taxable income at the SIFL rates minus amounts paid under time sharing agreements with Liberty Media for travel. Flights where there are no passengers on company-owned aircraft are not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company-owned aircraft.
For disclosure purposes, we determine the aggregate incremental cost to the company of the executives’ personal flights by using a method that takes into account all operating costs related to such flights, including:
•
landing and parking expenses;

•
crew travel expenses;

•
supplies and catering;

•
aircraft fuel and oil expenses per hour of flight;

•
aircraft maintenance and upkeep;

•
any customs, foreign permit and similar fees; and

•
passenger ground transportation.

Because the company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, and purchase or lease costs of aircraft.
Pursuant to our aircraft time sharing agreements with Liberty Media, we pay Liberty Media for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Maffei using Liberty Media’s corporate aircraft for our company’s business matters along with the approved personal use of Liberty Media’s corporate aircraft that are allocable to our company. Pursuant to aircraft time sharing agreements between Liberty Media and Mr. Maffei, Mr. Maffei was responsible for reimbursing Liberty Media for costs associated with his 50 additional hours per year of personal flight time and such costs include the expenses listed above, insurance obtained for the specific flight and an additional charge equal to 100% of the aircraft fuel and oil expenses for the specific flight.
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EXECUTIVE COMPENSATION
For purposes of determining an executive’s taxable income, personal use of Liberty Media’s aircraft is valued using a method based on SIFL rates, as published by the Treasury Department. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer’s compensation that is subject to that limitation exceeds $1 million. See “—Deductibility of Executive Compensation” below.
Liberty Media has a fractional ownership contract with NetJets, Inc. for business travel purposes. Given the coronavirus pandemic and the significant reduction in business travel, the minimum use of the NetJets contract would not be met and, therefore, the company’s named executive officers and directors were afforded the opportunity to use a portion of the NetJets contract for personal use, provided that each such named executive officer or director was responsible for reimbursing Liberty Media for costs associated therewith. Such use resulted in no incremental cost to the company and the executives did not incur any taxable income in connection therewith.
Gross-Up. In 2020, Mr. George received a tax gross-up from QVC relating to certain out of state income taxes to which he was subject in connection with the performance of his duties outside of QVC’s headquarters.
Changes for 2021
New Annual Cash Bonus Program
Our company, Liberty Media and each of the other Service Companies approved an annual cash bonus program that will apply to our named executive officers beginning in 2021. The compensation committees of each of these companies established for each named executive officer target and maximum bonus opportunities, sixty percent of which will be based on the officer’s individual performance goals and forty percent on corporate performance goals that relate to our company, Liberty Media and each of the other Service Companies (including subsidiary financial metrics and corporate level achievements). Our company will pay directly to our other named executive officers (in addition to Mr. Maffei) the portion of the annual cash performance bonus that will be allocated to our company according to the same allocation schedule that applies to Mr. Maffei, pursuant to the amended services agreement. Mr. Maffei’s compensation is allocated across Liberty Media, and each of our company and the other Service Companies based on two factors, each weighted 50%: (i) the relative market capitalization of each series of stock of each company and (ii) the average of (a) the percentage allocation of time for all Liberty Media employees across all companies and (b) Mr. Maffei’s percentage allocation of time across all companies, unless a different allocation method is agreed.
Extension of George Employment Agreement
In November 2020, our subsidiary, QVC entered into the George Employment Agreement Extension to extend the term of Mr. George’s services from the original expiration date of December 31, 2020 to December 31, 2021, unless terminated earlier in accordance with the terms of the George Employment Agreement Extension. Effective as of January 1, 2021, Mr. George’s annual base salary was increased to $1,500,000. In 2021, Mr. George will continue to be eligible to receive an annual cash bonus and his target bonus for 2021 will continue to be 100% of base salary with a maximum bonus of 240% of base salary, subject to the achievement of performance criteria established by our compensation committee. For 2021, Mr. George received an award of performance-based RSUs (the George 2021 PRSUs) with a target value equal to $5,500,000 and a maximum value equal to $8,250,000 that will vest subject to achievement of performance criteria established by our compensation committee and an award of RSUs (the George 2021 RSUs) with a value of $5,500,000 that will vest subject to Mr. George’s continued employment through December 10, 2021. The George 2021 PRSUs and George 2021 RSUs will vest upon Mr. George’s death and termination due to disability and will be forfeited in connection with a termination for cause or resignation without good reason. Upon a termination without cause or resignation for good reason, subject to his execution of a release and continued compliance with restrictive covenants, Mr. George will be entitled to receive base salary continuation through the remainder of 2021, full vesting of the George 2021 RSUs and full vesting of the George 2021 PRSUs that are determined by our compensation committee to have been achieved based on performance criteria. Prior to entering into the George Employment Agreement Extension, our compensation committee considered the recommendation of Mr. Maffei with respect to Mr. George’s compensation package for 2021.
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Deductibility of Executive Compensation
In developing the 2020 compensation packages for the named executive officers, the deductibility of executive compensation under Section 162(m) of the Code is considered. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the executives potentially affected by the limitations of Section 162(m) of the Code have been expanded and there is no longer any exception for qualified performance-based compensation. Although some performance-based awards will not result in a compensation deduction after 2017, we believe the transition rules in effect for binding contracts in effect on November 2, 2017 should continue to allow certain of these awards to maintain their exemption from the $1 million annual deduction limitation for so long as such awards are not materially modified. However, portions of the compensation we pay to the named executive officers may not be deductible due to the application of Section 162(m) of the Code. Our compensation committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management.
Recoupment Provisions
In those instances where we grant cash or equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation. Beginning in December 2020, we also began including in new forms of equity-based award agreements a right, in favor of our company, to require the executive to repay or return to the company, upon a reasonable determination by our compensation committee that the executive breached the confidentiality obligations included in the agreement, all or any portion of the outstanding award, any shares received under awards during the 12-month period prior to any such breach or any time after such breach and any proceeds from the disposition of shares received under awards during the 12-month period prior to any such breach or any time after such breach.
Stock Ownership Guidelines
Our board of directors adopted stock ownership guidelines in March 2016 that generally require our executive officers to own shares of our company’s stock equal to at least three times 50% of the total base salary paid by Liberty Media to such executive officer (or, in the case of Mr. George, at least three times the base salary paid to Mr. George by QVC). Our company’s executive officers (other than Mr. George) have a similar stock ownership requirement at Liberty Media. Our executive officers generally have five years from the date of the policy, or five years from the date of their appointment to an executive officer role, to comply with these guidelines.
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EXECUTIVE COMPENSATION
Summary Compensation Table
Name and Principal Position (as of 12/31/20)	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)(6)(7)	Total ($)
Gregory B. Maffei Chairman of the Board	2020	436,972	—	2,594,554	5,815,187	5,612,319	3,078,902(8)(9)(10)(11)	17,537,934
	2019	1,167,798	950,000	3,807,616	7,491,251	1,005,096	284,316(9)(10)	14,706,077
	2018	1,112,188	—	3,406,581	3,917,379	691,661	164,431(9)(10)	9,292,240
Michael A. George President and Chief Executive Officer	2020	1,250,000	—	3,218,805	—	2,500,000	3,822,054(8)(12)	10,790,859
	2019	1,250,000	—	3,413,655	—	—	34,316(12)	4,697,971
	2018	1,250,000	—	8,197,083	4,096,072	412,500	37,406(12)(13)	13,993,061
Brian J. Wendling(14) Chief Accounting Officer and Principal Financial Officer	2020	106,662	—	74,286	323,562	143,931	87,975(8)	736,416
	2019	85,111	—	142,207	—	61,408	7,594	296,320
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Albert E. Rosenthaler Chief Corporate Development Officer	2020	180,057	—	152,940	584,499	297,461	165,133(8)	1,380,090
	2019	204,399	—	243,297	—	199,289	7,815	654,800
	2018	245,935	—	525,525	—	257,438	14,059(10)(13)	1,042,957
Renee L. Wilm(15) Chief Legal Officer	2020	142,800	—	122,899	157,395	210,862	145,179(8)(16)	779,135
	2019	26,923	—	67,336	1,319,153	21,418	5,981(16)	1,440,811
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)
The amounts set forth in the table reflect compensation paid to our named executive officers by Liberty Media but allocable to our company under the amended services agreement (except with respect to Mr. Maffei’s 2019 and 2018 base salary, which we paid directly pursuant to Mr. Maffei’s prior employment agreement, and Mr. George, whose compensation reported above was paid directly by QVC with respect to the entire year, neither of which is covered by the services agreement). See “—Compensation Discussion and Analysis—Services Agreement.” Pursuant to the 2019 Maffei Employment Agreement, beginning January 1, 2020 the amount of Mr. Maffei’s base salary allocable to our company was $570,000. Due to the financial impact of the coronavirus pandemic, for the period from April 4, 2020 through December 31, 2020, Mr. Maffei offered to waive the right to receive his base salary except for amounts sufficient to cover health insurance, flexible spending contributions and certain taxes. Mr. Maffei received an aggregate of $155,800 in cash salary during 2020. In consideration for the portion of Mr. Maffei’s base salary that he offered to waive and restructure, we granted to Mr. Maffei the 2020 Maffei Restructuring RSUs, which had a grant date fair value of $281,172 and are detailed in the “Grants of Plan-Based Awards” table below.

(2)
Represents only that portion of Mr. Maffei’s cash commitment bonus allocated to our company under the amended services agreement in connection with the 2019 Maffei Employment Agreement. For a description of the allocation of Mr. Maffei’s compensation among Liberty Media, our company and the other Service Companies pursuant to the 2019 Maffei Employment Agreement and the amended services agreement, see “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement.”

(3)
Reflects, as applicable, the grant date fair value of the RSUs granted to our named executive officers during 2020, 2019 and 2018. The table reflects the grant date fair value of Mr. George’s 2018 New CEO Performance RSUs, the performance-based RSUs granted to each of Messrs. Maffei, George and Rosenthaler during 2018 and to Messrs. Maffei, George, Wendling and Rosenthaler and Ms. Wilm in 2019, the 2020 Maffei RSUs, the 2020 George RSUs and the 2020 Chief RSUs. A maximum payout equal to 1.5 times the target number of 2020 Maffei RSUs and the RSUs granted to Mr. Maffei in 2019, or $4.988 million and $6.3 million, respectively, of grant value was established. A maximum payout equal to 1.5 times the target number of 2020 George RSUs and the RSUs granted to Mr. George in 2019, or $6.188 million and $6.188 million, respectively, of grant value was established. The grant date fair value of these awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 12 to our consolidated financial statements for the year ended December 31, 2020 (which are included in the 2020 Form 10-K).

(4)
The grant date fair value of Mr. Maffei’s 2020, 2019 and 2018 stock option awards, including the 2020 Maffei Term Options and the 2019 Maffei Term Options, Mr. George’s New CEO Term Options, Ms. Wilm’s 2019 multi-year stock option award and the 2020 NEO Multiyear Options have been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 12 to our consolidated financial statements for the year ended December 31, 2020 (which are included in the 2020 Form 10-K).

(5)
The Liberty Media 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty Media 401(k) Savings Plan participants may contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and Liberty Media contributed a matching contribution based on the participants’ own contributions up to the maximum matching contribution set forth in the plan. Our company reimburses Liberty Media under the services agreement for our allocable portion of the matching contribution for all of the named executive officers other than Mr. George. Participant contributions to the Liberty Media 401(k) Savings Plan are fully vested upon contribution.

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Generally, participants acquire a vested right in our matching contributions as follows:
Years of Service	Vesting Percentage
Less than 1	0%
1 – 2	33%
2 – 3	66%
3 or more	100%
Included in this column, with respect to each named executive officer (except with respect to Mr. George, to whom matching contributions of $12,825, $12,600 and $12,375 were made by QVC under its 401(k) savings plan in 2020, 2019 and 2018, respectively), are the following matching contributions made by Liberty Media to the Liberty Media 401(k) Savings Plan and allocated to our company under the services agreement in each of 2020, 2019 and 2018, respectively:
	Amounts ($)
Name	2020	2019	2018
Gregory B. Maffei	5,415	4,760	3,850
Brian J. Wendling	5,985	5,320	n/a
Albert E. Rosenthaler	5,415	6,160	7,425
Renee L. Wilm	3,990	—	n/a
With respect to these matching contributions, all of our named executive officers are fully vested other than Ms. Wilm who is 33% vested.
(6)
Included in this column are the following life insurance premiums paid by Liberty Media (with the exception of Mr. George, whose life insurance premium was paid by QVC), on behalf of each of the named executive officers and allocated to our company under the services agreement:

	Amounts ($)
Name	2020	2019	2018
Gregory B. Maffei	385	834	686
Michael A. George	2,322	1,935	2,322
Brian J. Wendling	359	281	n/a
Albert E. Rosenthaler	1,430	1,655	1,324
Renee L. Wilm	239	46	n/a

(7)
Liberty Media makes available to our personnel, including our named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(8)
Includes the value of the cash dividend equivalent rights, preferred stock RSUs and cash in lieu of fractional preferred stock RSUs received by holders of RSUs in connection with the Dividend in September 2020, and the value of the special cash dividend equivalent rights received by holders of RSUs in December 2020, in each case, to the extent such amounts were not factored into the grant date fair value of the underlying awards computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. In the table below, a combination of the cash dividend equivalent rights, cash in lieu of fractional preferred stock RSUs and special cash dividend equivalent rights are referred to as Cash. Such amounts include:

	Value ($)
Name	Cash	Incremental Stock-Based Compensation for Preferred Stock RSUs
Gregory B. Maffei	1,904,238	917,310
Michael A. George	2,686,557	1,112,594
Brian J. Wendling	56,045	25,586
Albert E. Rosenthaler	105,458	52,830
Renee L. Wilm	84,753	42,443
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EXECUTIVE COMPENSATION
(9)
Includes the following:

	Amounts ($)
	2020	2019	2018
Compensation related to personal use of corporate aircraft(a)	126,930	275,900	157,406

(a)
Calculated based on aggregate incremental cost of such usage to our company.

(10)
Liberty Media owns an apartment in New York City which is primarily used for business purposes. Messrs. Maffei and Rosenthaler occasionally used this apartment for personal reasons during the years indicated above. From time to time, we pay the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

(11)
Includes the payment of $124,035 in 2020 for legal expenses pertaining to Mr. Maffei’s employment agreement entered into in December 2019.

(12)
Includes tax gross-ups in the following amounts relating to certain out of state income taxes to which Mr. George was subject as a result of the performance of his duties outside of QVC’s headquarters:

Amounts ($)
2020	2019	2018
7,756	19,781	12,709

(13)
Includes $10,000 and $5,000 in 2018 in charitable contributions made on behalf of Mr. George and Mr. Rosenthaler, respectively, pursuant to our political action committee matching contribution program.

(14)
Mr. Wendling was promoted to the Principal Financial Officer role at our company in July 2019, and the Chief Accounting Officer role at our company in January 2020, and was a named executive officer of our company for the first time in 2019. His compensation for 2018 has been omitted in reliance upon the SEC’s interpretive guidance.

(15)
Ms. Wilm assumed the role of Chief Legal Officer of our company effective September 23, 2019, and the role of Chief Administrative Officer in January 2021.

(16)
Includes the following relocation expenses paid on behalf of Ms. Wilm:

Amounts ($)
2020	2019	2018
13,754	5,935	n/a
Executive Compensation Arrangements
Gregory B. Maffei
2019 Maffei Employment Agreement
Liberty Media entered into the 2019 Maffei Employment Agreement with Mr. Maffei, effective December 13, 2019. The arrangement provides for a five year employment term beginning January 1, 2020 and ending December 31, 2024, with an annual base salary of $3 million (with no contracted increase) and a one-time cash commitment bonus of $5 million paid in 2019, an annual target cash performance bonus equal to $17 million (with payment subject to the achievement of one or more performance metrics as determined by the applicable company’s compensation committee with respect to its allocable portion), upfront equity awards (with an aggregate grant date fair value of $90 million to be granted in two equal tranches) and annual equity awards with an aggregate target grant date fair value of $17.5 million.
Liberty Media paid Mr. Maffei his $5 million cash commitment bonus in 2019, and we reimbursed Liberty Media for our allocable portion (which was 19%) in 2019.
Maffei Term Equity Awards
Also, on December 13, 2019, in connection with the execution of the 2019 Maffei Employment Agreement, Mr. Maffei became entitled to receive term equity awards with an aggregate grant date fair value of $90 million (the Upfront Awards) to be granted in two equal tranches. The first tranche consisted of time-vested stock options from each of our company, Liberty Media, Liberty Broadband and GCI Liberty and time-vested restricted stock units from Liberty TripAdvisor (collectively, the 2019 term awards) that vest, in each case, on December 31, 2023 (except Liberty TripAdvisor’s award of time-vested restricted stock units, which vests on December 15, 2023), subject to Mr. Maffei’s continued employment, except as described below. Qurate Retail’s portion of the 2019 term awards consisted of stock options to purchase 2,133,697 QRTEA shares, with a term of seven years.
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The second tranche of the Upfront Awards was granted in December 2020 and consisted of time-vested stock options from each of our company, Liberty Media, Liberty Broadband and GCI Liberty and time-vested restricted stock units from Liberty TripAdvisor (collectively, the 2020 term awards). The 2020 term awards will vest, in each case, on December 31, 2024, subject to Mr. Maffei’s continued employment (except Liberty TripAdvisor’s award of time-vested restricted stock units, which vests on December 7, 2024), except as described below. Qurate Retail’s portion of the 2020 term awards consisted of stock options to purchase 1,190,529 QRTEA shares, with a term of seven years.
Annual Awards
Pursuant to the 2019 Maffei Employment Agreement, the aggregate grant date fair value of Mr. Maffei’s annual equity awards is $17.5 million for each year during the term of the 2019 Maffei Employment Agreement and is comprised of awards of time-vested stock options (the Annual Options), performance-based restricted stock units (Annual Performance RSUs) or a combination of award types, at Mr. Maffei’s election, allocable across our company, Liberty Media and each of the other Service Companies (collectively, the Annual Awards). Vesting of any Annual Performance RSUs will be subject to the achievement of one or more performance metrics to be approved by our compensation committee and the compensation committee of Liberty Media or the applicable Service Company with respect to its allocable portion of the Annual Performance RSUs. For a description of Mr. Maffei’s Annual Awards, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Annual Equity Awards.”
Aircraft Usage
Pursuant to a February 5, 2013 letter agreement between Mr. Maffei and Liberty Media, Mr. Maffei is entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. During 2020, pursuant to the November 11, 2015 and December 13, 2019 letter agreements between Liberty Media and Mr. Maffei, Mr. Maffei was entitled to 50 additional hours per year of personal flight time if he reimbursed us for such usage through the first to occur of (i) the termination of his employment or (ii) the cessation of ownership or lease of corporate aircraft. If Mr. Maffei’s employment is terminated due to disability, for good reason or without cause, Mr. Maffei would be entitled to continued use of the company’s aircraft for 12 months after termination of his employment. Mr. Maffei incurs taxable income, calculated in accordance with the SIFL value, for all personal use of corporate aircraft under the February 5, 2013 letter agreement. Mr. Maffei incurs taxable income at the SIFL rates minus amounts paid under time sharing agreements with Liberty Media. Pursuant to aircraft time sharing agreements between Liberty Media and Qurate Retail, we pay Liberty Media for any costs, calculated in accordance with Part 91 of the Federal Aviation regulations associated with Mr. Maffei using the corporate aircraft that are allocable to us. We reimburse Liberty Media for Mr. Maffei’s use of the corporate aircraft for our business, and we also reimburse Liberty Media for Mr. Maffei’s personal use of the corporate aircraft. Pursuant to the aircraft time sharing agreements between Liberty Media and Mr. Maffei, Mr. Maffei reimburses Liberty Media for costs associated with his up to 50 hours of personal use of the corporate aircraft under the November 11, 2015 and December 13, 2019 letter agreements. Flights where there are no passengers on company-owned aircraft are not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to Liberty Media due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company owned aircraft.
Termination Payments and Benefits
Mr. Maffei will be entitled to the following payments and benefits from Liberty Media (with Liberty Media being reimbursed by our company for its allocated portion of the severance benefits pursuant to the amended services agreement) if his employment is terminated at Liberty Media under the circumstances described below, subject to the execution of releases by Liberty Media and Mr. Maffei in a form to be mutually agreed. The following discussion also summarizes the termination payments and benefits that Mr. Maffei would be entitled to if his services are terminated at our company under the scenarios described below.
Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason. If Mr. Maffei’s employment is terminated by Liberty Media without cause (as defined in the 2019 Maffei Employment Agreement) or if Mr. Maffei terminates his employment for good reason (as defined in the 2019 Maffei Employment Agreement), he is entitled
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to the following: (i) his accrued base salary, any accrued but unpaid bonus for the prior completed year, any unpaid expense reimbursements and any amounts due under applicable law; (ii) a severance payment of two times his base salary during the year of his termination to be paid in equal installments over 24 months; (iii) fully vested shares with an aggregate grant date fair value of $35 million consisting of shares of the applicable series of common stock from Liberty Media, Liberty Broadband, Liberty TripAdvisor and us; (iv) full vesting of his upfront equity awards and full vesting of the annual equity awards for the year in which the termination occurs (including the grant and full vesting of such annual equity awards if the termination occurs before they have been granted); (v) lump sum cash payment of two times the average annual cash performance bonus paid for the two calendar years ending prior to the termination, but in no event less than two times his target annual cash performance bonus of $17 million, with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Liberty Broadband, Liberty TripAdvisor and us; (vi) a lump sum cash payment equal to the greater of (x) $17 million and (y) the annual cash performance bonus otherwise payable for the year of termination, in each case, prorated based on the number of days that have elapsed within the year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Liberty Broadband, Liberty TripAdvisor and us; and (vii) continued use for 12 months after such termination of certain services and perquisites provided by Liberty Media, including continued use of Liberty’s aircraft (collectively, the severance benefits).
Termination at our Company by our Company without Cause or by Mr. Maffei for Good Reason. If Mr. Maffei’s services at our company are terminated by us without cause (as defined in the 2019 Maffei Employment Agreement) or by Mr. Maffei for good reason (as defined in the 2019 Maffei Employment Agreement), he will be entitled to full vesting of the upfront equity awards and the annual equity awards, in each case, granted by us for the year of his termination, and if Mr. Maffei remains employed by Liberty Media at or following the date of termination of his services to our company, he will also be entitled to payment of our allocated portion of the annual cash performance bonus for the year, prorated for the portion of the calendar year in which Mr. Maffei served as an officer of our company. Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to our company.
Termination by Reason of Death or Disability. In the event of Mr. Maffei’s death or disability, he will be entitled to the same payments and benefits as if his services had been terminated without cause or for good reason as described in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement—Termination by Liberty Media without Cause or for Mr. Maffei for Good Reason.”
For Cause Termination at our Company. In the event Mr. Maffei’s services to our company are terminated by us for cause, he will forfeit any unvested portion of the upfront equity awards granted by us, and if the termination for cause occurs before the close of business on December 31 of the relevant grant year, Mr. Maffei will forfeit our allocated portion of the annual cash performance bonus and all of the annual equity awards granted by our company for that grant year. If Mr. Maffei’s services are terminated by our company for cause after the close of business on December 31 of the relevant grant year, but prior to the date on which our compensation committee certifies achievement of the performance metric for any outstanding performance-based restricted stock units for the grant year, the award will remain outstanding until such date and will vest to the extent determined by our compensation committee.
Voluntary Termination at our Company without Good Reason. If Mr. Maffei voluntarily terminates the services he provides to us without good reason, he will be entitled to pro rata vesting of the upfront equity awards granted by our company (based on the number of days that have elapsed from the grant date and a four-year vesting period), pro rata vesting of his annual equity awards for the year of termination granted by us (based on the elapsed number of days in the calendar year of termination) and a pro rata payment of our allocated portion of his annual cash performance bonus of $17 million (based upon the elapsed number of days in the calendar year of termination). Any performance-based restricted stock units for the year of termination that are unvested on the date of termination will remain outstanding until the performance criteria is determined and will vest pro rata (based upon the elapsed number of days in the calendar year of termination) to the extent determined by our compensation committee (at a level not less than 100% of the target award). Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to us. If Mr. Maffei also voluntarily terminates his employment with Liberty Media, rather than being entitled to payment of our allocated portion of his annual cash bonus, Mr. Maffei would be entitled to receive a payment from Liberty Media equal to $17 million, prorated based upon the elapsed number of days in the calendar year of termination. Our company would reimburse Liberty Media for our allocable portion of this payment.
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Michael A. George
September 2015 Employment Arrangement
On September 27, 2015, the compensation committee approved a compensation arrangement with Michael A. George, then President and Chief Executive Officer of QVC. The arrangement provides for a five year employment term beginning December 16, 2015 and ending December 31, 2020, with an annual base salary of $1.25 million and an annual target cash bonus equal to 100% of Mr. George’s annual base salary.
The arrangement also provides Mr. George with the opportunity to earn annual performance-based equity incentive awards during the employment term, as described in more detail below. In connection with the approval of his compensation arrangement, Mr. George was granted the 2015 Term Options with respect to shares of QRTEA, also as described in more detail below. Mr. George’s compensation arrangement was memorialized in the George Employment Agreement executed on December 16, 2015.
The arrangement also provides that, in the event Mr. George is terminated for cause (as defined in the George Employment Agreement) or he terminates his employment without good reason (as defined in the George Employment Agreement), he will be entitled only to his accrued base salary and any amounts due under applicable law, and he will forfeit all rights to his unvested performance-based equity incentive awards and unvested 2015 Term Options. Upon a termination for cause, his vested options remain exercisable for 90 days. In addition, if Mr. George terminates his employment without good reason, he will be entitled to any awarded but unpaid annual bonus. If, however, Mr. George is terminated by QVC without cause or if he terminates his employment for good reason, the arrangement provides (i) for him to receive one year of base salary, a $1.5 million lump sum payment, and any awarded but unpaid annual bonus, (ii) for his unvested 2015 Term Options to vest pro rata on a tranche-by-tranche basis based on the portion of the term that has elapsed through the termination date plus 12 months and for all vested and accelerated options to remain exercisable until the earlier of (x) their original expiration date or (y) two years from the termination (except if Mr. George dies during such two-year period, the later of (a) the end of such two-year period and (b) the end of the one-year period that began on his date of death) and (iii) for any performance-based equity awards (not including the New Performance RSUs (as defined below)) that are issued and outstanding but unvested as of the date of termination to remain outstanding until the end of the applicable performance period, for the compensation committee to then determine whether the performance criteria for such performance period were met, and to the extent such criteria were met, for payment of a pro rata portion of such performance-based equity incentive awards based on the number of days he was employed during the applicable performance period. If Mr. George’s employment is terminated by QVC without cause or if he terminates his employment for good reason within six months after a change in control of QVC then he will receive the same payments as if his termination had occurred absent the change in control, except that Mr. George will also be entitled to full vesting of (i) any unvested 2015 Term Options as of his termination date, which will remain exercisable through the original expiration date, and (ii) any unvested performance-based equity incentive awards that are issued and outstanding as of his termination date. Lastly, in the case of Mr. George’s death or disability, the arrangement provides for (i) a payment of one year of base salary and any awarded but unpaid annual bonus, (ii) full vesting of unvested 2015 Term Options, with such options remaining exercisable through the original expiration date and (iii) full vesting of any then issued and outstanding but unvested performance-based equity incentive awards.
As a condition to Mr. George’s receipt of any severance payments as a result of his termination, as well as any acceleration of vesting or extension of exercise periods for his equity grants, Mr. George must execute a severance agreement and release in favor of QVC in accordance with the procedures set forth in the George Employment Agreement. Mr. George’s receipt of severance benefits is also conditioned on his compliance with the post-termination non-compete restrictions in his employment agreement.
2015 Term Options
Also, on September 27, 2015, in connection with the approval of his compensation arrangement, the compensation committee approved a one-time grant of 1,680,065 stock options to Mr. George to purchase shares of QRTEA with an exercise price of $26.00 per share (the 2015 Term Options), which was the closing price of QRTEA on September 28, 2015, the grant date for these options. The 2015 Term Options were fully vested as of December 31, 2020 and will expire on December 31, 2022.
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Annual Performance-Based Awards
Since 2016, Mr. George has received an annual $4.125 million grant of performance-based RSUs with respect to QRTEA. The compensation committee will establish performance metrics with respect to each grant of performance-based RSUs that will determine, in the compensation committee’s sole discretion, the extent to which such grant will vest. For a description of Mr. George’s 2020 performance-based RSU award, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards—QVC CEO RSUs.”
New Qurate Retail CEO Awards
On August 13, 2018, the compensation committee approved a one-time grant of stock options (the New CEO Term Options) and the 2018 New CEO Performance RSUs to Mr. George in recognition of his appointment as Chief Executive Officer and President of our company. The New CEO Term Options consist of 577,358 options to purchase shares of QRTEA with an exercise price of $22.18 per share, which was the closing price on August 15, 2018, the grant date for the New CEO Term Options. The New CEO Term Options were fully vested as of December 15, 2020 and have a term of seven years.
The 2018 New CEO Performance RSUs consist of 182,983 performance-based RSUs with respect to QRTEA. The grant date for the 2018 New CEO Performance RSUs was August 15, 2018. On December 21, 2020, 152,825 of the 2018 New CEO Performance RSUs vested and the remainder terminated.
Equity Incentive Plans
The 2020 incentive plan is administered by the compensation committee of our board of directors with regard to all awards granted under the 2020 incentive plan (other than awards granted to the nonemployee directors), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The 2020 incentive plan is administered by the full board of directors with regard to all awards granted under the 2020 incentive plan to nonemployee directors, and the full board of directors has full power and authority to determine the terms and conditions of such awards. The 2020 incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons’ investment in our company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the 2020 incentive plan (collectively, incentive plan awards).
As of December 31, 2020, (i) the maximum number of shares of our common stock with respect to which incentive plan awards may be issued under the 2020 incentive plan is 37,979,084 subject to anti-dilution and other adjustment provisions of the 2020 incentive plan and (ii) no nonemployee director may be granted during any calendar year incentive plan awards having a value (as determined on the grant date of such award) in excess of $1 million. Shares of our common stock issuable pursuant to incentive plan awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
QVC 1997 Nonqualified Defined Pension Restoration Plan, As Amended and Restated
The QVC 1997 Nonqualified Defined Pension Restoration Plan, as amended and restated (the Pension Restoration Plan), in which Mr. George is a participant, is unfunded and is maintained primarily for the purpose of providing a select group of QVC-U.S.’s management with a nonqualified defined contribution benefit. Effective as of January 1, 2012, the Pension Restoration Plan has been frozen so that no additional amounts may be credited to the Pension Restoration Plan, and no additional employees may be eligible to participate. Participants’ existing account balances will continue to be credited with earnings at the rate of, (1) for certain amounts credited to a participant’s account for the period prior to January 1, 2006, 12% per annum for amounts credited for the period from the date on which such amount was credited through October 31, 2011 or, (2) for all other amounts, the prime lending rate identified by the Bank of New York, plus 3%, each compounded annually at the end of the calendar year. Distribution of participants’ vested percentages will be made in a single lump sum payment on the first day of the month following such participant’s separation from service, with the exception of specified employees who are subject to Section 409A of the Code, and thus receive the payment on the first day of the sixth month of such employee’s separation. The Pension Restoration Plan can be amended or terminated at any time.
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Pay Ratio Information
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. George, our chief executive officer on December 31, 2020 pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
To identify our median employee, we first determined our employee population as of December 31, 2020, which consisted of employees located in the U.S., China, Germany, Italy, Japan, Poland and the United Kingdom, representing all full-time, part-time, seasonal and temporary employees employed by our company and our consolidated subsidiaries, QVC, Cornerstone Brands, Inc., HSN, Inc. and Zulily, on that date. As is typical for a retail company, a significant portion of our employee population works in call centers, warehouses and distribution centers operated by our subsidiaries. Using information from our payroll records and Form W-2s (or its equivalent for non-U.S. employees), we then measured each employee’s gross wages for calendar year 2020, consisting of base salary, commissions, actual bonus payments, long-term incentive cash payments, if any, realized equity award value and taxable fringe benefits. We did not annualize the compensation of employees who were new hires or took a leave of absence in 2020. Also, we did not annualize the compensation of our temporary or seasonal employees. In addition, we did not make any cost-of-living adjustments to the gross wages information.
Once we identified our median employee, we then determined the median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. The ratio of our chief executive officer’s total annual compensation to that of the median employee was as follows:
Chief Executive Officer Total Annual Compensation	$10,790,859
Median Employee Total Annual Compensation	$28,919
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	373:1
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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2020 to the named executive officers.
Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(4)
Gregory B. Maffei
	03/12/2020(5)	—	3,230,000	6,460,000	—	—	—	—	—	—	—
QRTEA	03/12/2020(6)(7)	—	—	—	—	584,359	876,538	—	—	—	2,594,554
QRTEA	04/14/2020(6)(8)	—	—	—	—	—	—	37,792(9)	—	—	281,172
QRTEA	12/10/2020(10)(11)	—	—	—	—	—	—	—	1,190,529(12)	10.34	5,815,187
Michael A. George
	03/12/2020(5)	—	—	3,000,000	—	—	—	—	—	—	—
QRTEA	03/12/2020(6)(7)	—	—	—	—	724,956	1,087,434	—	—	—	3,218,805
Brian J. Wendling
	03/12/2020(5)	—	—	164,330	—	—	—	—	—	—	—
QRTEA	03/12/2020(6)(7)	—	—	—	—	16,731	—	—	—	—	74,286
QRTEA	12/10/2020(10)(13)	—	—	—	—	—	—	—	66,242(14)	10.34	323,562
Albert E. Rosenthaler
	03/12/2020(5)	—	—	337,973	—	—	—	—	—	—	—
QRTEA	03/12/2020(6)(7)	—	—	—	—	34,446	—	—	—	—	152,940
QRTEA	12/10/2020(10)(13)	—	—	—	—	—	—	—	119,663(14)	10.34	584,499
Renee L. Wilm
	03/12/2020(5)	—	—	226,927	—	—	—	—	—	—	—
QRTEA	03/12/2020(6)(7)	—	—	—	—	27,680	—	—	—	—	122,899
QRTEA	12/10/2020(10)(13)	—	—	—	—	—	—	—	32,223(14)	10.34	157,395

(1)
Our 2020 performance-based bonus program does not provide for a threshold bonus amount. The program also does not provide for a target payout amount for any named executive officer, other than Mr. Maffei pursuant to the 2019 Maffei Employment Agreement, that would be payable upon satisfaction of the performance criteria under the 2020 performance-based bonus program. For the actual bonuses paid by our company and QVC, as applicable, see the amounts included for 2020 in the column entitled Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above.

(2)
With respect to Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm, represents the maximum amount that would have been payable to each named executive officer assuming (x) the full 60% of the participant’s maximum bonus amount attributable to individual performance was attained and (y) the full 40% of the participant’s maximum bonus amount attributable to corporate performance of our company was attained. For more information on this performance bonus program, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—2020 Performance-based Bonuses—Qurate Retail Awards—Overview.” With respect to Mr. George, represents the maximum amount that would have been payable to Mr. George assuming (x) the 2020 Adjusted OIBDA minimum of $1,851 million was achieved and (y) both the 2020 OIBDA performance and the individual performance metrics were satisfied at a level such that no reduction was made to the maximum amount payable by our compensation committee. For more information on this performance bonus program, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—2020 Performance-based Bonuses—QVC Bonus Award.”

(3)
The terms of each of the 2020 Maffei RSUs, the 2020 Chief RSUs and the 2020 George RSUs do not provide for a threshold amount that would be payable upon satisfaction of the performance criteria established by the compensation committee. With respect to the 2020 Maffei RSUs and the 2020 George RSUs, the amount in the Target column represents the target amount that would have been payable to Messrs. Maffei and George, respectively, assuming achievement of the target performance goals. With respect to the 2020 Chief RSUs, the amounts in the Target column represent the target amount that would have been payable to the award holder assuming (x) maximum achievement of the performance goals was attained and (y) our compensation committee determined not to reduce such payout after considering the criteria established by our compensation committee in March 2020. For the actual 2020 Maffei RSUs, 2020 Chief RSUs and 2020 George RSUs that vested, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards.”

(4)
With respect to the 2020 Maffei RSUs and the 2020 George RSUs, the amount in the Maximum column represents the maximum amount that would have been payable assuming maximum achievement of the performance goals. For more information on the named executive officers’ performance-based RSU awards, see “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards.”

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(5)
Reflects the date on which our compensation committee established the terms of the 2020 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—2020 Performance-based Bonuses—Qurate Retail Awards—Overview” and “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—2020 Performance-based Bonuses—QVC Bonus Award.”

(6)
Granted under the 2016 incentive plan.

(7)
Reflects the date on which our compensation committee established the terms of the 2020 Maffei RSUs, the 2020 Chief RSUs and the 2020 George RSUs, as described under “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Maffei Performance-based Equity Awards” and “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Annual Performance Awards.”

(8)
Reflects the date on which our compensation committee established the terms of the 2020 Maffei Restructuring RSUs.

(9)
The 2020 Maffei Restructuring RSUs, which vested in full on December 10, 2020.

(10)
Granted under the 2020 incentive plan.

(11)
Reflects the date on which our compensation committee established the terms of the 2020 Maffei Term Options.

(12)
Vests in full on December 31, 2024.

(13)
Reflects the date on which our compensation committee established the terms of the 2020 NEO Multiyear Options as described under “—Compensation Discussion and Analysis—Elements of 2020 Executive Compensation—Equity Incentive Compensation—Other 2020 Awards.”

(14)
Vests 50% on December 10, 2022 and 50% on December 10, 2023.

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Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options and unvested awards of RSUs which were outstanding as of December 31, 2020 and held by the named executive officers.
	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory B. Maffei
Option Awards
QRTEA	352,707	—	—	14.62	12/26/2024	—	—	—	—
QRTEA	—	3,772,871(1)	—	4.65	12/15/2026	—	—	—	—
QRTEA	—	1,190,529(2)	—	10.34	12/10/2027
QRTEB	1,137,228	—	—	16.97	12/24/2021	—	—	—	—
QRTEB	197,783	—	—	16.71	03/31/2022	—	—	—	—
QRTEB	1,283,187	—	—	14.27	03/29/2023	—	—	—	—
QRTEB	270,434	—	—	13.56	05/11/2024	—	—	—	—
QRTEB	308,183	—	—	15.78	03/05/2025	—	—	—	—
QRTEB	46,671	—	—	10.25	03/06/2026	—	—	—	—
RSU Awards
QRTEA	—	—	—	—	—	—	—	584,359(3)(4)	6,410,418
QRTEP	—	—	—	—	—	—	—	17,530(3)(4)(5)	1,735,470
Michael A. George
Option Awards
QRTEA	2,955,853	—	—	14.77	12/31/2022	—	—	—	—
QRTEA	1,014,430	—	—	12.60	08/15/2025	—	—	—	—
RSU Awards
QRTEA	—	—	—	—	—	—	—	724,956(3)(4)	7,952,767
QRTEP	—	—	—	—	—	—	—	21,748(3)(4)(5)	2,153,052
Brian J. Wendling
Option Awards
QRTEA	77,547	—	—	15.71	05/12/2022	—	—	—	—
QRTEA	188,180	—	—	15.71	05/12/2023	—	—	—	—
QRTEA	—	66,242(6)	—	10.34	12/10/2027	—	—	—	—
RSU Awards
QRTEA	—	—	—	—	—	—	—	16,731(3)(4)	183,539
QRTEP	—	—	—	—	—	—	—	501(3)(4)(5)	49,599
Albert E. Rosenthaler
Option Awards
QRTEA	198,314	—	—	16.82	03/04/2022	—	—	—	—
QRTEA	448,369	—	—	16.82	03/04/2023	—	—	—	—
QRTEA	10,508	—	—	14.62	12/26/2024	—	—	—	—
QRTEA	—	119,663(6)	—	10.34	12/10/2027	—	—	—	—
RSU Awards
QRTEA	—	—	—	—	—	—	—	34,446(3)(4)	377,873
QRTEP	—	—	—	—	—	—	—	1,033(3)(4)(5)	102,267
Renee L. Wilm
Option Awards
QRTEA	—	540,873(7)	—	5.83	11/13/2026	—	—	—	—
QRTEA	—	32,223(6)	—	10.34	12/10/2027	—	—	—	—
RSU Awards
QRTEA	—	—	—	—	—	—	—	27,680(3)(4)	303,650
QRTEP	—	—	—	—	—	—	—	830(3)(4)(5)	82,170

(1)
Vests on December 31, 2023.

(2)
Vests on December 31, 2024.

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(3)
Represents the target number of the 2020 Maffei RSUs that Mr. Maffei could earn and the maximum number of 2020 Chief RSUs that each of Messrs. Wendling and Rosenthaler and Ms. Wilm could earn based on our performance in 2020, as well as the target number of 2020 George RSUs that Mr. George could earn based on QVC’s performance during 2020.

(4)
The table below represents the cash dividend equivalent rights and the special cash dividend equivalent rights outstanding on QRTEA RSUs, and the quarterly cash dividend equivalent rights on outstanding QRTEP RSUs, all of which are subject to the same terms and conditions (including vesting) as the corresponding original RSU.

	Amounts ($)
Name	Cash Dividend Equivalent Rights	Special Cash Dividend Equivalent Rights	Quarterly Cash Dividend Equivalent Rights
Gregory B. Maffei	876,538	876,538	35,348
Michael A. George	1,087,434	1,087,434	43,853
Brian J. Wendling	25,096	25,096	1,010
Albert E. Rosenthaler	51,669	51,669	2,082
Renee L. Wilm	41,520	41,520	1,673

(5)
Represents the preferred stock RSUs issued as part of the Dividend in September 2020 on the 2020 Maffei RSUs, the 2020 George RSUs and the 2020 Chief RSUs. Vests subject to the same terms and conditions as the corresponding RSUs.

(6)
Vests 50% on December 10, 2022 and 50% on December 10, 2023.

(7)
Vests 50% on September 23, 2022 and 50% on September 23, 2023.

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EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table sets forth information concerning the vesting of RSUs held by our named executive officers during the year ended December 31, 2020. None of our named executive officers exercised any options during the year ended December 31, 2020.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
QRTEA	—	—	37,792(2)	382,077
QRTEB	—	—	124,827	530,515
QRTEP	—	—	1,133	112,224
Michael A. George
QRTEA	—	—	187,152	1,769,488
QRTEB	—	—	—	—
QRTEP	—	—	4,584	450,378
Brian J. Wendling
QRTEA	—	—	7,498	42,338
QRTEB	—	—	—	—
QRTEP	—	—	46	4,556
Albert E Rosenthaler
QRTEA	—	—	13,592	61,028
QRTEB	—	—	—	—
QRTEP	—	—	—	—
Renee L. Wilm
QRTEA	—	—	6,563	29,468
QRTEB	—	—	—	—
QRTEP	—	—	—	—

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
Includes the 2020 Maffei Restructuring RSUs.

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Nonqualified Deferred Compensation Plans
The following table sets forth certain information regarding the Pension Restoration Plan in which Mr. George participated during the year ended December 31, 2020. During 2020, no other named executive officers participated in the Pension Restoration Plan.
Name	Executive contributions in 2020 ($)	Registrant contributions in 2020 ($)	Aggregate earnings in 2020 ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/20 ($)
Michael A. George	—	—	1,107	—	18,775
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EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2020, which was the last business day of our last completed fiscal year. For purposes of the following table, we have assumed that Mr. Maffei’s employment had terminated at each of Qurate Retail, Liberty Media and the other Service Companies. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the table are based on the closing market prices on December 31, 2020 for our QRTEA common stock, QRTEB common stock and QRTEP preferred stock, which were $10.97, $10.86 and $99.00, respectively. Any option awards held by the named executive officers that had an exercise price that was more than the closing market price of our QRTEA common stock and QRTEB common stock on December 31, 2020 have been excluded from the table below. For all other option awards, the value of the options shown in the table is based on the spread between the exercise price of the award and the applicable closing market price. The value of the RSUs shown in the table is based on the applicable closing market price and the number of unvested RSUs.
Each of our named executive officers has received awards and payments under the existing incentive plans. Additionally, each of Messrs. Maffei and George is entitled to certain payments and acceleration rights upon termination under his respective employment agreement. See “—Executive Compensation Arrangements” above and “—Termination Without Cause or for Good Reason” below.
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements,” which are incorporated by reference herein):
Voluntary Termination
Each of the named executive officers holds equity awards that were issued under our existing incentive plans. Under these plans and the related award agreements, in the event of a voluntary termination of his or her employment with our company for any reason, each named executive officer would typically only have a right to the equity grants that vested prior to his or her termination date. However, if Mr. Maffei had voluntarily terminated his employment at December 31, 2020, (i) his 2020 Maffei RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and a prorated amount of RSUs (based on the number of days elapsed during the performance period) would have vested to the extent determined by the compensation committee and (ii) his 2019 Maffei Term Options and 2020 Maffei Term Options would have been subject to pro rata vesting (based on the number of days elapsed during the four-year vesting period). Mr. George would have forfeited all rights to his unvested 2020 George RSUs upon a voluntary termination without good reason as of December 31, 2020. Each of Messrs. Maffei and George would have been entitled to certain other benefits upon a voluntary termination of his employment with our company as of December 31, 2020. The type and amount of severance pay and benefits Mr. Maffei would receive would depend on whether he remained employed by Liberty Media at or following the date of termination of his services to our company or whether his employment with Liberty Media was also voluntarily terminated. These additional severance payments and benefits and Mr. George’s benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei,” and “—Executive Compensation Arrangements—Michael A. George.” Messrs. Wendling and Rosenthaler and Ms. Wilm are not entitled to any severance payments or other benefits upon a voluntary termination of his or her employment. The foregoing discussion assumes that the named executive officers voluntarily terminated his or her respective employment without good reason. See “—Termination Without Cause or for Good Reason” below for a discussion of potential payments and benefits upon a named executive officer’s voluntary termination of his employment for good reason.
Termination for Cause
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, and all equity grants constituting unvested RSUs under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei and Mr. George in the case of equity grants constituting vested options or similar rights) who is terminated for “cause.” However, if Mr. Maffei’s employment had been terminated for cause as of December 31, 2020, his 2020 Maffei RSUs and the corresponding preferred stock RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Unless there is a different definition in the applicable award agreement, each of the 2010 Incentive Plan, 2016 Incentive Plan and 2020 Incentive Plan, define “cause” as
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insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei’s equity grants, “cause,” as defined in the applicable award agreement or his employment agreement, means (i) Mr. Maffei’s willful failure to follow the lawful instructions of the board of directors of our company; (ii) the commission by Mr. Maffei of any fraud, misappropriation or misconduct that causes demonstrable material injury to our company or its subsidiaries; (iii) Mr. Maffei’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) Mr. Maffei’s failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that Mr. Maffei is entitled to certain procedural and cure rights relating to a termination for cause, except in the case of a termination for cause based on a felony conviction. Each of Mr. Maffei and Mr. George has certain rights to exercise vested options or similar rights following a termination for cause under his equity award agreements, as cause is defined in such employment agreement, which are described above in “—Executive Compensation Arrangements—Gregory B. Maffei,” and “—Executive Compensation Arrangements—Michael A. George.”
Termination Without Cause or for Good Reason
As of December 31, 2020, Mr. Maffei’s unvested equity awards consisted of the 2019 Maffei Term Options, the 2020 Maffei Term Options and the 2020 Maffei RSUs along with the corresponding preferred stock RSUs. The 2019 Maffei Term Options, the 2020 Maffei Term Options and the 2020 Maffei RSUs along with the corresponding preferred stock RSUs would have vested in full upon a termination of his employment by our company without cause (as defined in the 2019 Maffei Employment Agreement) or by him for good reason (as defined in the 2019 Maffei Employment Agreement) as of December 31, 2020. Mr. Maffei would also be entitled to severance pay and benefits from our company upon a termination without cause or by him for good reason. The type and amount of severance pay and benefits Mr. Maffei would receive would depend on whether he remained employed by Liberty Media at or following the date of termination of his services to our company or whether his employment with Liberty Media was also terminated without cause or for good reason. These additional severance payments and benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement—Termination Payments and Benefits.”
As of December 31, 2020, Mr. George’s unvested equity awards consisted of his 2020 George RSUs. If Mr. George had been terminated without cause or for good reason as of December 31, 2020, his 2020 George RSUs would have stayed outstanding until the date the compensation committee acted to determine the extent to which the performance criteria were met and the number of 2020 George RSUs that would have been earned and vested had he remained employed through December 31, 2020. A pro rata portion of such number of 2020 George RSUs (based on the number of days Mr. George was employed during calendar year 2020) would then have vested on the date action was taken by the compensation committee. See “—Executive Compensation Arrangements—Michael A. George” above including for a description of the conditions to his receipt of such benefits.
Mr. George is also entitled under certain circumstances to severance payments and other benefits upon a termination of his employment without cause or for good reason. See “—Executive Compensation Arrangements—Michael A. George” above including for a description of the conditions to Mr. George’s receipt of such payments and other benefits.
As of December 31, 2020, Messrs. Wendling’s and Rosenthaler’s only unvested equity awards were the 2020 Chief RSUs and 2020 NEO Multiyear Options. Ms. Wilm’s only unvested equity awards as of December 31, 2020 were her 2019 multi-year stock option award, her 2020 Chief RSUs and her 2020 NEO Multiyear Options. The 2020 NEO Multiyear Options and the option award granted to Ms. Wilm in November 2019 provide for vesting upon a termination of employment without cause of a pro rata portion of each vesting tranche of the applicable award (based on the number of days that have elapsed from the grant date through the termination date, plus an additional 365 days, over the applicable tranche’s vesting period). The 2020 Chief RSUs held by these officers would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee if these officers had been terminated without cause as of December 31, 2020. None of these officers is entitled to any severance pay or other benefits upon a termination without cause.
Death
In the event of death of any of the named executive officers as of December 31, 2020, the existing incentive plans and applicable award agreements would have provided for vesting in full of any outstanding options and the lapse of
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EXECUTIVE COMPENSATION
restrictions on any RSU awards. Each of Mr. Maffei and Mr. George is also entitled to certain payments and other benefits if he dies while employed by our company, as described above in “—Executive Compensation Arrangements—Gregory B. Maffei,” and “—Executive Compensation Arrangements—Michael A. George.”
No amounts are shown for payments pursuant to life insurance policies, which Liberty Media makes available to all of its employees, including Messrs. Maffei, Wendling, Rosenthaler and Ms. Wilm in their capacity as named executive officers of Qurate Retail, and which Qurate Retail makes available to Mr. George.
Disability
If the employment of any of the named executive officers had been terminated due to disability as of December 31, 2020, which is defined in the existing incentive plans or applicable award agreements, such plans or agreements would have provided for vesting in full of any outstanding options and the lapse of restrictions on any RSU awards. Each of Mr. Maffei and Mr. George is also entitled to certain payments and other benefits if he dies while employed by our company, as described above in “—Executive Compensation Arrangements—Gregory B. Maffei,” and “—Executive Compensation Arrangements—Michael A. George.”
No amounts are shown for payments pursuant to short-term and long-term disability policies, which Liberty Media makes available to all of its employees, including Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm in their capacity as named executive officers of Qurate Retail, and which Qurate Retail makes available to Mr. George.
Change in Control
In case of a change in control, the incentive plans provide for vesting in full of any outstanding options (other than the 2019 Maffei Term Options and the 2020 Maffei Term Options) and the lapse of restrictions on any RSU awards held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed that our named executive officers’ existing unvested equity awards (other than the 2019 Maffei Term Options and the 2020 Maffei Term Options) would vest in full in the case of a change in control described in the last bullet. A change in control (as defined in the 2019 Maffei Employment Agreement) of Liberty Media would provide Mr. Maffei with a short time period during which to exercise his right to terminate his employment for good reason, which would result in vesting of his 2019 Maffei Term Options and his 2020 Maffei Term Options. For purposes of the tabular presentation below, we have assumed that Mr. Maffei does not exercise his right to terminate his employment for good reason in connection with a change in control.
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Benefits Payable Upon Termination or Change in Control
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
Gregory B. Maffei
Severance	2,890,000(1)	—	12,750,000(2)	12,750,000(2)	12,750,000(2)	—
Options	5,989,601(3)	28,469(4)	24,623,047(5)	24,623,047(5)	24,623,047(5)	28,469(6)
RSUs	8,145,888(3)	8,145,888(4)	8,145,888(5)	8,145,888(5)	8,145,888(5)	8,145,888(6)
Perquisites(7)	—	—	101,157	—	101,157	—
Total	17,025,489	8,174,358	45,620,093	45,518,936	45,620,093	8,174,358
Michael A. George
Severance(8)	—	—	1,500,000	—	—	1,500,000
Base Compensation Continuing Payment(9)	—	—	1,250,000	1,250,000	1,250,000	1,250,000
Pension Restoration Plan Payout(10)	18,775	18,775	18,775	18,775	18,775	18,775
Options	—(11)	—(11)	—(12)	—(13)	—(13)	—(14)
RSUs	—(11)	—(11)	13,743,885(12)	10,105,819(13)	10,105,819(13)	10,105,819(14)
Total	18,775	18,775	16,512,660	11,374,594	11,374,594	12,874,594
Brian J. Wendling
Options	—(11)	—(11)	18,388(12)	41,732(13)	41,732(13)	41,732(14)
RSUs	—(11)	—(11)	233,138(12)	233,138(13)	233,138(13)	233,138(14)
Total	—	—	251,527	274,871	274,871	274,871
Albert E. Rosenthaler
Options	—(11)	—(11)	33,219(12)	75,388(13)	75,388(13)	75,388(14)
RSUs	—(11)	—(11)	480,140(12)	480,140(13)	480,140(13)	480,140(14)
Total	—	—	513,358	555,527	555,527	555,527
Renee L. Wilm
Options	—(11)	—(11)	1,813,131(12)	2,800,388(13)	2,800,388(13)	2,800,388(14)
RSUs	—(11)	—(11)	385,820(12)	385,820(13)	385,820(13)	385,820(14)
Total	—	—	2,198,951	3,186,207	3,186,207	3,186,207

(1)
If Mr. Maffei had voluntarily terminated his employment without good reason at Qurate Retail, Liberty Media and each of the other Service Companies (as defined in the 2019 Maffei Employment Agreement) as of December 31, 2020, he would have been entitled to receive $17 million in a lump sum, prorated based on the number of days that have elapsed within the year of termination, with up to 25% of such amount payable in shares of common stock of Liberty Media or the applicable Service Company. See “—Executive Compensation Arrangements—Gregory B. Maffei” above. The amount in the table includes our allocable portion of this payment (17%) for which we would reimburse Liberty Media.

(2)
If Mr. Maffei’s employment at Qurate Retail, Liberty Media and each of the other Service Companies had been terminated by Qurate Retail, Liberty Media and each of the other Service Companies without cause (as defined in the 2019 Maffei Employment Agreement), by him for good reason (as defined in the 2019 Maffei Employment Agreement) (whether before or within a specified period following a change in control), in each case, subject to execution of a mutual release, or due to Mr. Maffei’s death or disability, in each case, as of December 31, 2020, he would have been entitled to receive (i) a payment of two times his 2020 base salary payable in 24 equal monthly installments, (ii) fully vested shares of common stock with an aggregate grant date fair value of $35 million, (iii) a lump sum payment of an amount equal to two times his average annual bonus paid for the two calendar years prior to separation, but in no event an amount that is less than two times his aggregate target bonus of $17 million and (iv) a lump sum cash payment equal to the greater of $17 million or the annual cash performance bonus otherwise payable for the year of termination, in each case, prorated based on the number of days that have elapsed within the year of termination, with up to 25% of such amount payable in shares of common stock of Liberty Media or the applicable Service Company. See “—Executive Compensation Arrangements—Gregory B. Maffei” above. The amount in the table includes our allocable portion of this payment (17%) for which we would reimburse Liberty Media. The amount in the table does not include the lump sum cash payment described in (iv) because Mr. Maffei had already been paid his 2020 cash bonus prior to December 31, 2020.

(3)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2020 and (ii) the number of unvested options and RSUs that would vest pursuant to the following: If Mr. Maffei’s employment had been terminated without good reason as of December 31, 2020, he would have been entitled to pro rata vesting of the 2019 Maffei Term Options and 2020 Maffei Term Options, (based on the number of days that had elapsed from the date of grant over the four-year vesting period), and the 2020 Maffei RSUs and any corresponding preferred stock RSUs, would have remained outstanding until any performance criteria had been

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EXECUTIVE COMPENSATION
determined to have been met or not and would have vested on a pro rata basis (based on the elapsed number of days in the calendar year of termination) to the extent determined by the compensation committee. As described above in “—Compensation Discussion and Analysis—Equity Incentive Compensation,” our compensation committee vested all of the 2020 Maffei RSUs, and therefore all of the corresponding preferred stock RSUs which is reflected in the table above.
(4)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2020 and (ii) the number of unvested options and RSUs that would vest pursuant to the following: If Mr. Maffei’s employment had been terminated for cause as of December 31, 2020, he would have forfeited his 2019 Maffei Term Options and 2020 Maffei Term Options. His 2020 Maffei RSUs, and any corresponding preferred stock RSUs, would remain outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. As described above in “—Compensation Discussion and Analysis—Equity Incentive Compensation,” our compensation committee vested all of the 2020 Maffei RSUs, and therefore all of the corresponding preferred stock RSUs, which is reflected in the table above.

(5)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2020 and (ii) the number of unvested options and RSUs that would vest pursuant to the following: If Mr. Maffei’s employment had been terminated without cause (as defined in the 2019 Maffei Employment Agreement), for good reason (as defined in the 2019 Maffei Employment Agreement) (whether before or within a specific period following a change in control) or due to Mr. Maffei’s death or disability as of December 31, 2020, his 2019 Maffei Term Options, 2020 Maffei Term Options and 2020 Maffei RSUs, and any corresponding preferred stock RSUs, would have vested in full.

(6)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2020 and (ii) the number of unvested RSUs that would vest pursuant to the following: Upon a change in control, we have assumed that for purposes of the tabular presentation above that Mr. Maffei’s 2020 Maffei RSUs, and any corresponding preferred stock RSUs, would have vested in full. See the “Outstanding Equity Awards at Fiscal Year-End” table above.

(7)
If Mr. Maffei’s employment had been terminated at our company’s election for any reason (other than cause) or by Mr. Maffei for good reason (as defined in his employment agreement) or by reason of disability, as of December 31, 2020, he would have been entitled to receive personal use of the corporate aircraft for 120 hours per year over a 12-month period. Perquisite amount of $595,044 represents the maximum potential cost of using the corporate aircraft for 120 hours based on an hourly average of the incremental cost of use of the corporate aircraft. The amount in the table includes our allocable portion of this payment (17%) for which we would reimburse Liberty Media.

(8)
If Mr. George’s employment had been terminated at QVC’s election without cause or by Mr. George for good reason (as defined in the George Employment Agreement) (whether before or within a specified period following a change in control), as of December 31, 2020, he would have been entitled to receive a lump sum payment of $1,500,000. See “—Executive Compensation Arrangements—Michael A. George” above.

(9)
If Mr. George’s employment had been terminated at QVC’s election without cause or by Mr. George for good reason (whether before or within a specified period following a change in control) or in the event of his death or disability, he would have been entitled to receive a base compensation continuing payment for one year equal to his base salary upon termination.

(10)
Under the Pension Restoration Plan, upon separation from service, a participant would have received a lump sum payment of the vested percentage of such participant’s account on the first day of the month following such separation, in this case, January 1, 2021.

(11)
If Mr. George’s employment with QVC had been terminated for cause or by Mr. George without good reason as of December 31, 2020, he would have forfeited his 2020 George RSUs, and any corresponding preferred stock RSUs. Each of Messrs. Wendling and Rosenthaler and Ms. Wilm would have forfeited his or her 2020 NEO Multiyear Options and 2020 Chief RSUs, and any corresponding preferred stock RSUs, if his or her employment had been terminated without good reason or for cause as of December 31, 2020. Ms. Wilm would have forfeited the stock options awarded to her in 2019 if her employment had been terminated by her without good reason or by the company for cause as of December 31, 2020.

(12)
Based on the number of unvested options and unvested RSUs held by the named executive officer as of December 31, 2020 that would vest pursuant to the following: If Messrs. George’s, Wendling’s or Rosenthaler’s or Ms. Wilm’s employment had been terminated without cause or for good reason as of December 31, 2020, the 2020 Chief RSUs, and any corresponding preferred stock RSUs, the 2020 George RSUs, and any corresponding preferred stock RSUs, would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. As described above in “—Compensation Discussion and Analysis—Equity Incentive Compensation,” our compensation committee vested all of the 2020 Chief RSUs, and therefore all of the corresponding preferred stock RSUs, and 136% of the 2020 George RSUs, and therefore 136% of the corresponding preferred stock RSUs, which is reflected in the table above. Additionally, the portion of Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s 2020 NEO Multiyear Options and Ms. Wilm’s stock options granted in 2019 that would have vested pursuant to the forward-vesting provisions in such named executive officer’s award agreements.

(13)
Based on the number of unvested options and unvested RSUs held by the named executive officer as of December 31, 2020 that would vest pursuant to the following: If Messrs. George’s, Wendling’s or Rosenthaler’s or Ms. Wilm’s employment had been terminated due to death or disability as of December 31, 2020 all of the 2020 George RSUs, and any corresponding preferred stock RSUs, 2020 NEO Multiyear Options, 2020 Chief RSUs, and any corresponding preferred stock RSUs, and Ms. Wilm’s stock options granted in 2019 would have vested in full.

(14)
Based on the number of unvested options and unvested RSUs held by the named executive officer as of December 31, 2020 that would vest pursuant to the following: Upon a change of control, we have assumed for purposes of the tabular presentation above that the 2020 George RSUs, and any corresponding preferred stock RSUs, 2020 NEO Multiyear Options, 2020 Chief RSUs, and any corresponding preferred stock RSUs and Ms. Wilm’s stock options granted in 2019 would have vested in full. See the “Outstanding Equity Awards at Fiscal Year-End” table above.

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DIRECTOR COMPENSATION
Nonemployee Directors
Director Fees
Each of our directors who is not an employee of our company is paid an annual fee for 2021 of $232,000 (which, in 2020, was $227,000) (which we refer to as the director fee), of which $110,500 ($108,000 in 2020) is payable in cash and the balance is payable in RSUs or options to purchase shares of QRTEA. For service on our board in 2021 and 2020, each director was permitted to elect to receive $121,500 and $119,000, respectively, of his or her director fee in RSUs or options to purchase QRTEA shares. The awards issued to our directors with respect to their service on our board in 2021 were issued in December 2020. See “—Director RSU Grants” and “—Director Option Grants” below for information on the incentive awards granted in 2020 to the nonemployee directors.
Fees for service on our audit committee, compensation committee and nominating and corporate governance committee are the same for 2021 and 2020, with each member thereof receiving an additional annual fee of $30,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairman of each such committee instead receives an additional annual fee of $40,000, $20,000 and $20,000, respectively, for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Charitable Contributions
If a director makes a donation to our political action committee, we will make a matching donation to a charity of his or her choice in an amount not to exceed $10,000.
Equity Incentive Plans
Awards granted to our nonemployee directors under the 2020 incentive plan are administered by our board of directors or our compensation committee. Our board of directors has full power and authority to grant nonemployee directors the awards described below and to determine the terms and conditions under which any awards are made. The 2020 incentive plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units and cash awards or any combination of the foregoing under the 2020 incentive plan.
The maximum number of shares of our common stock with respect to which awards may be issued under the 2020 incentive plan is 37,979,084, subject to anti-dilution and other adjustment provisions of the respective plans. Under the 2020 incentive plan, no nonemployee director may be granted during any calendar year awards having a value determined on the date of grant in excess of $1 million. Shares of our common stock issuable pursuant to awards made under the 2020 incentive plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
Director RSU Grants
Pursuant to our director compensation policy described above and the 2020 incentive plan, we granted the following RSU awards in December 2020:
Name	# of QRTEA RSUs
Fiona P. Dias	11,683
M. Ian G. Gilchrist	11,683
Evan D. Malone	11,683
David E. Rapley	5,841
Andrea L. Wong	5,841
The RSUs granted in December 2020 will vest on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability and, unless our board of directors determines otherwise, will be forfeited if the grantee resigns or is removed from the board before the vesting date.
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DIRECTOR COMPENSATION
Director Option Grants
Pursuant to our director compensation policy described above and the 2020 incentive plan, we granted the following stock option awards in December 2020 with respect to service on our board in 2020:
Name	# of QRTEA Options	Exercise Price ($)
Richard N. Barton	24,726	10.34
David E. Rapley	12,363	10.34
Larry E. Romrell	24,726	10.34
Mark C. Vadon	24,726	10.34
Andrea L. Wong	12,363	10.34
The options granted in December 2020 will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board of directors determines otherwise, will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.
Preferred Stock Dividend and Cash Dividend Adjustment
Our nonemployee directors’ outstanding restricted stock unit awards (and in Ms. Dias’ case, her outstanding deferred stock unit awards (DSUs)) participated in the Dividend in September 2020, became eligible to receive cash dividend equivalent rights (and in Ms. Dias’ case, dividend equivalent stock unit rights), subject to the same terms and conditions as the corresponding original RSU and DSU. Such RSUs and DSUs also received corresponding preferred stock RSUs and preferred stock DSUs, respectively, in connection with the preferred stock dividend, which preferred stock RSUs and preferred stock DSUs are subject to the same terms and conditions as the corresponding original RSUs and DSUs, as applicable. As a result, in September 2020, the preferred stock dividend resulted in the issuance of the following RSUs and DSUs with respect to QRTEP shares:
Name	# of QRTEP RSUs & DSUs
Fiona P. Dias	642
Evan D. Malone	373
David E. Rapley	186
Andrea L. Wong	373
In addition, since options did not participate in the Dividend, the number of shares of our common stock subject to, and the exercise price of, their outstanding options were adjusted to preserve each option’s intrinsic value and the ratio of the exercise price to the market price. In December 2020, since stock options did not participate in the special cash dividend, the number of shares of our common stock subject to, and the exercise price of, their outstanding options were adjusted to preserve each option’s intrinsic value and the ratio of the exercise price to market price. Outstanding RSUs (and in Ms. Dias’ case, her outstanding DSUs) received the special cash dividend equivalent rights (and in Ms. Dias’ case, dividend equivalent stock unit rights) and outstanding preferred stock RSUs received the preferred stock quarterly cash dividend equivalent rights. For more information regarding the equity awards, see the “Director Compensation Table” below.
Aircraft Usage
Liberty Media has a fractional ownership contract with NetJets, Inc. for business travel purposes. Given the coronavirus pandemic and the significant reduction in business travel, the minimum use of the NetJets contract would not be met and, therefore, the company’s named executive officers and directors were afforded the opportunity to use a portion of the NetJets contract for personal use, provided that each such named executive officer or director was responsible for reimbursing Liberty Media for costs associated therewith. Such use resulted in no incremental cost to the company and the executives did not incur any taxable income in connection therewith.
Stock Ownership Guidelines
In March 2016, our board of directors adopted stock ownership guidelines that require each nonemployee director to own shares of our company’s stock equal to at least three times the value of their annual cash retainer fees.
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Nonemployee directors will have five years from the later of (i) the effective date of the guidelines and (ii) the director’s initial appointment to our board to comply with these guidelines.
Director Deferred Compensation Plan
Effective beginning in the fourth quarter of 2013, directors of our company are eligible to participate in the Qurate Retail, Inc. Nonemployee Director Deferred Compensation Plan (the director deferred compensation plan), pursuant to which eligible directors of our company can elect to defer all or any portion of their annual cash fees that they would otherwise be entitled to receive. The deferral of such annual cash fees shall be effected by a reduction in the quarterly payment of such annual cash fees by the percentage specified in the director’s election. Elections are required to be made in advance of certain deadlines, which generally must be on or before the close of business on December 31 of the year prior to the year to which the director’s election will apply, and elections must include the form of distribution, such as a lump-sum payment or substantially equal installments over a period not to exceed ten years. Compensation deferred under the director deferred compensation plan that otherwise would have been received prior to 2015 would earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. Compensation deferred under the director deferred compensation plan that otherwise would have been received on or after January 1, 2015 will earn interest income at a rate that is intended to approximate our company’s general cost of 10-year debt. For 2018, 2019 and 2020, the rate was 6.25%, 7.0% and 6.75%, respectively.
John C. Malone
Mr. Malone’s employment agreement (as amended) and his deferred compensation arrangements with us, as described below, were assumed by Liberty Media’s predecessor and later Liberty Media. The term of Mr. Malone’s employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600 (which was increased to $3,900 in 2014), subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by our compensation committee. Although the “Director Compensation Table” below reflects the portion of the aggregate incremental cost of Mr. Malone’s personal use of our corporate aircraft attributable to our company, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL, which aggregated $36,106 for use of the aircraft by our company and Liberty Media during the year ended December 31, 2020. A portion of the costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, incurred with respect to Mr. Malone were allocated to our company and reimbursed to Liberty Media under the services agreement.
In December 2008, the compensation committee determined to modify Mr. Malone’s employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, while he remains employed by our company, in satisfaction of our obligations to him under a 1993 deferred compensation arrangement, a 1982 deferred compensation arrangement and an installment severance plan, in each case, entered into with him by our predecessors (and which had been assumed by our company). At the time of the amendment, the amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively. As a result of these modifications, Mr. Malone receives 240 equal monthly installments, which commenced February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement and (3) approximately $164,000 under the installment severance plan. Interest ceased to accrue under the installment severance plan once these payments began; however, interest continues to accrue on the 1993 deferred compensation arrangement at a rate of 8% per annum and on the 1982 deferred compensation arrangement at a rate of 13% per annum. Following certain termination events, Mr. Malone (or, in the event of Mr. Malone’s death, his beneficiaries) would be entitled to receive the remaining payments under these arrangements, subject to certain conditions. In 2011 and 2013, Liberty Media’s predecessor and Liberty Media, respectively, assumed all outstanding obligations under these deferred compensation arrangements and the installment severance plan.
Under the terms of Mr. Malone’s employment agreement, he is entitled to receive upon the termination of his employment for any reason (other than for death or “cause”), a lump sum equal to his salary for a period of five full years following termination (calculated on the basis of $3,900 per annum, the lump sum severance payment).
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DIRECTOR COMPENSATION
As described above, Liberty Media assumed Mr. Malone’s employment agreement and all outstanding obligations thereunder, and we will reimburse Liberty Media for our allocated portion of any such lump sum severance payments made thereunder.
Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All other compensation ($)(5)	Total ($)
John C. Malone	—	—	—	—	267,536(6)(7)(8)	267,536
Richard N. Barton	118,000(4)	—	120,775	1,993	—	240,768
Fiona P. Dias	108,000	120,802	—	—	75,108(9)	303,910
M. Ian G. Gilchrist	148,000	120,802	—	—	—	268,802
Evan D. Malone	108,000	120,802	—	—	38,218(9)	267,020
David E. Rapley	158,000(4)	60,396	60,388	60,207	19,155(9)	358,146
Larry E. Romrell	158,000	—	120,775	—	—	278,775
Mark C. Vadon	128,000(4)	—	120,775	14,299	—	263,074
Andrea L. Wong	118,000(4)	60,396	60,388	41,064	38,218(9)	318,066

(1)
Gregory B. Maffei and Michael A. George, who are directors of our company and named executive officers, and John C. Malone, who is a director of our company, received no compensation for serving as directors of our company during 2020. However, we are allocated a portion of the compensation paid to Mr. Malone by Liberty Media. See footnotes (6), (7) and (8) below.

(2)
As of December 31, 2020, our directors (other than Messrs. Maffei and George, whose equity awards are listed in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above) held the following equity awards:

	John C. Malone	Richard N. Barton	Fiona P. Dias	M. Ian G. Gilchrist	Evan D. Malone	David E. Rapley	Larry E. Romrell	Mark C. Vadon	Andrea L. Wong
Options(#)
QRTEA	—	165,349	—	124,634	—	90,284	180,572	476,124	40,109
RSUs & DSUs(#)
QRTEA	—	—	24,188	11,683	11,683	5,841	—	—	5,841
QRTEP	—	—	269	—	—	—	—	—	—

(3)
The aggregate grant date fair value of the stock options and RSU awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 12 to our consolidated financial statements for the year ended December 31, 2020 (which are included in the 2020 Form 10-K).

(4)
Includes 2020 compensation that was earned but not paid in cash because it was deferred under the director deferred compensation plan. Amounts deferred are reflected below:

Name	2020 Deferred Compensation($)	2020 Above Market Earnings on Accrued Interest($)
Richard N. Barton	118,000	1,993
David E. Rapley	158,000	60,207
Mark C. Vadon	128,000	14,299
Andrea L. Wong	118,000	41,064

(5)
Liberty Media makes available to our directors tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(6)
Includes the amount of Mr. Malone’s base salary of $975 and the following amounts, in each case, which were allocated to our company under the services agreement:

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Amounts ($)
Reimbursement for personal accounting services	15,000
Compensation related to personal use of corporate aircraft (a)	18,684
Tax payments made on behalf of Mr. Malone	223,446
(a) Calculated based on aggregate incremental cost of such usage to our company.
Also includes miscellaneous personal expenses, such as courier charges.
Liberty Media owns an apartment in New York City which is primarily used for business purposes. Mr. Malone makes use of this apartment and a company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Malone.
(7)
Includes $7,125 in matching contributions allocated to our company with respect to the Liberty Media 401(k) Savings Plan.

(8)
Includes $1,545 in life insurance premiums allocated to our company for the benefit of Mr. Malone.

(9)
Includes the value of the cash dividend equivalent rights, dividend equivalent stock unit rights, incremental stock-based compensation of preferred stock RSUs and cash in lieu of fractional preferred stock RSUs received by holders of RSUs in connection with the Dividend in September 2020, and the value of the special cash dividend equivalent rights (or special dividend equivalent stock unit rights) received in December 2020, in each case, to the extent such amounts were not factored into the grant date fair value of the underlying awards computed in accordance with FASB ASC Topic 718, but pursuant to SEC regulations) without reduction for estimated forfeitures.

62 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2020, with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended			—(1)
QRTEA	1,338,082	$15.07
QRTEB	1,137,228	$16.97
QRTEP	—	—
Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended			—(2)
QRTEA	57,340	$15.13
QRTEB	—	—
QRTEP	—	—
Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended			—(3)
QRTEA	10,795,100	$15.59
QRTEB	1,480,970	$14.60
QRTEP	—	—
Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended			—(4)
QRTEA	24,699,310	$7.94
QRTEB	625,288	$14.41
QRTEP	—	—
Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended			35,303,668(5)
QRTEA	2,026,672	$10.01
QRTEB	—	—
QRTEP	—	—
Equity compensation plans not approved by security holders: None(6)
Total
QRTEA	38,916,504
QRTEB	3,243,486
QRTEP	—		35,303,668

(1)
The Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended, expired on February 23, 2015 and, as a result, no further grants are permitted under this plan.

(2)
The Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended, expired on September 7, 2016 and, as a result, no further grants are permitted under this plan.

(3)
The Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended, expired on November 26, 2017 and, as a result, no further grants are permitted under this plan.

(4)
Upon adoption of the Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended, the board of directors ceased making any further grants under the prior incentive plans, including the Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended.

(5)
The Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended, permits grants of, or with respect to, shares of any series of our common stock. Shares remaining in the Qurate Retail, Inc. 2016 Omnibus Incentive Plan as of the adoption of the Qurate Retail, Inc. 2020 Omnibus Incentive Plan are available for issuance under the Qurate Retail, Inc. 2020 Omnibus Incentive Plan.

(6)
On October 1, 2015, in connection with our acquisition of Zulily, we assumed each outstanding award issued pursuant to the Zulily, Inc. 2009 Equity Incentive Plan and the Zulily, Inc. 2013 Equity Plan (together, the Zulily Plans and such awards collectively, the Assumed Zulily Awards). The Assumed Zulily Awards were converted into a corresponding award with respect to shares of QRTEA. We do not intend to issue any new grants under the Zulily Plans in the future. As of December 31, 2020, the number of securities to be issued upon exercise of outstanding options, warrants and rights under the Zulily, Inc. 2009 Equity Incentive Plan was 471,653

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QRTEA shares, which have a weighted average exercise price of $9.32. With respect to the Zulily, Inc. 2013 Equity Plan, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 154,586 QRTEA shares, which have a weighted average exercise price of $24.30.
On December 29, 2017, in connection with our acquisition of HSN, Inc., we assumed each outstanding award issued pursuant to the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and the HSN, Inc. 2017 Omnibus Incentive Plan (together, the HSN Plans and such awards collectively, the Assumed HSN Awards). The Assumed HSN Awards were converted into a corresponding award with respect to shares of QRTEA. We do not intend to issue any new grants under the HSN Plans in the future. As of December 31, 2020, the number of securities to be issued upon exercise of outstanding options, warrants and rights under the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan was 1,010,086 QRTEA shares, which have a weighted average exercise price of $16.11.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.
STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2021 which will take place on May 25, 2021. Based solely on the date of our 2021 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 16, 2021 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2022 (the 2022 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 24, 2022 and not later than March 28, 2022 to be considered for presentation at the 2022 annual meeting. We currently anticipate that the 2022 annual meeting will be held during the second quarter of 2022. If the 2022 annual meeting takes place more than 30 days before or 30 days after May 25, 2022 (the anniversary of the 2021 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2022 annual meeting is communicated to stockholders or public disclosure of the date of the 2022 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2022 annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.qurateretail.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of the 2020 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Qurate Retail, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (866) 876-0461, and we will provide you with the 2020 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
64 | QURATE RETAIL, INC.  2021 PROXY STATEMENT

qurate
RETAIL, INC.

SCAN TO
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VOTE BY INTERNET
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QURATE RETAIL, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard N. Barton
02) Michael A. George
03) Gregory B. Maffei

The Board of Directors recommends a vote FOR Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O QURATE RETAIL, INC.P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on May 24, 2021 for shares held directly and by 11:59 p.m. New York City time on May 20, 2021 for shares held in the Liberty Media 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/QRI2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on May 24, 2021 for shares held directly and by 11:59 p.m. New York City time on May 20, 2021 for shares held in the Liberty Media 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D46035-P53193 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.D46036-P53193QURATE RETAIL, INC.Annual Meeting of Stockholders May 25, 2021, 8:15 a.m. Mountain timeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:15 a.m., Mountain time, on May 25, 2021, via a live webcast accessible at www.virtualshareholdermeeting.com/QRI2021, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O QURATE RETAIL, INC.P.O. BOX 1342 BRENTWOOD, NY 11717D46045-P53193You invested in QURATE RETAIL, INC. and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 25, 2021.Get informed before you voteView the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 11, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may(1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone usersPoint your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting*May 25, 20218:15 a.m. Mountain time www.virtualshareholdermeeting.com/QRI2021*Please check the meeting materials for any special requirements for meeting attendance.

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Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Richard N. Barton 02) Michael A. George 03) Gregory B. Maffei	For
2. The auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.	For

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D46046-P53193